CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Amount to be Registered	Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Amount of Registration Fee (1)
0.500% Notes due 2027	€1,000,000,000	99.442%	€994,420,000	$139,905.17
1.125% Notes due 2032	€750,000,000	99.263%	€744,472,500	$104,740.00
1.875% Notes due 2040	€500,000,000	98.731%	€493,655,000	$69,452.43
Total	€2,250,000,000	—	€2,232,547,500	$314,097.60

(1)	The filing fee is calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended, based upon a Euro-to-U.S. dollar exchange rate of €1 to $1.0839 as of February 14, 2020.

Pursuant to Rule 424(b)(2)
Registration No. 333-232862-01

PROSPECTUS SUPPLEMENT

(To Prospectus dated July 26, 2019)

€2,250,000,000

The Dow Chemical Company

€1,000,000,000 0.500% Notes due 2027

€   750,000,000 1.125% Notes due 2032

€   500,000,000 1.875% Notes due 2040

The Dow Chemical Company (“TDCC”) is offering €1,000,000,000 aggregate principal amount of 0.500% notes due 2027 (the “2027 notes”), €750,000,000 aggregate principal amount of 1.125% notes due 2032 (the “2032 notes”) and €500,000,000 aggregate principal amount of 1.875% notes due 2040 (the “2040 notes” and, together with the 2027 notes and the 2032 notes, the “notes”). Interest on the notes will be payable annually in arrears on March 15 of each year, beginning March 15, 2021. The 2027 notes will mature on March 15, 2027, the 2032 notes will mature on March 15, 2032 and the 2040 notes will mature on March 15, 2040. The notes will be TDCC’s senior unsecured obligations and will rank equally in right of payment with all of TDCC’s other senior unsecured indebtedness from time to time outstanding. The notes of each series will be issued only in registered form in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof.

We may redeem the notes of any series at our option, at any time in whole, or from time to time in part, at the applicable redemption prices set forth under “Description of the Notes—Optional Redemption.” The notes are also subject to redemption under the circumstances described under “Description of the Notes—Redemption for Tax Reasons.” If we experience a change of control repurchase event with respect to a series of notes, we may be required to offer to purchase the notes of such series from holders as described under “Description of the Notes—Repurchase at the Option of Holders Upon a Change of Control Repurchase Event.”

Currently, there is no public market for the notes. We intend to apply to list the notes on the New York Stock Exchange. The listing application will be subject to approval by the New York Stock Exchange. Upon such listing, we will use commercially reasonable efforts to maintain such listing and satisfy the requirements for such continued listing as long as the notes are outstanding. The New York Stock Exchange is not a regulated market for the purposes of the EU Directive on Markets in Financial Instruments (2014/65/EU) (as amended, “MiFID II”).

Investing in the notes involves risks that are described or referred to in the “Risk Factors” section beginning on page S-7.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per 2027 Note	Total	Per 2032 Note	Total	Per 2040 Note	Total
Public offering price(1)	99.442%	€994,420,000	99.263%	€744,472,500	98.731%	€493,655,000
Underwriting discount	0.400%	€4,000,000	0.475%	€3,562,500	0.750%	€3,750,000
Proceeds, before expenses, to us	99.042%	€990,420,000	98.788%	€740,910,000	97.981%	€489,905,000

(1)	Plus accrued interest, if any, from February 25, 2020 to the date of delivery.

The underwriters expect to deliver the notes to investors in book-entry form through the facilities of Clearstream Banking, S.A., and Euroclear Bank, SA/NV against payment on or about February 25, 2020.

Joint Book-Running Managers

Barclays	BofA Securities	Deutsche Bank

Citigroup	HSBC	Mizuho Securities	SMBC Nikko

Senior Co-Managers

BBVA	BNP PARIBAS	ING	J.P. Morgan	Wells Fargo Securities

Crédit Agricole CIB	MUFG	Santander	Standard Chartered Bank

February 18, 2020

Prospectus Supplement

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is comprised of two parts. The first part is this prospectus supplement, which contains the terms of this offering of notes and other information. The second part is the accompanying prospectus dated July 26, 2019, which is part of our Registration Statement on Form S-3 (No. 333-232862-01) and contains more general information, some of which does not apply to this offering.

This prospectus supplement may add to, update or change the information in the accompanying prospectus. If information in this prospectus supplement is inconsistent with information in the accompanying prospectus, this prospectus supplement will apply and will supersede that information in the accompanying prospectus.

It is important for you to read and consider all information contained or incorporated by reference into this prospectus supplement and the accompanying prospectus in making your investment decision. You should also read and consider the information in the documents to which we have referred you in “Where You Can Find More Information” in this prospectus supplement.

No person is authorized to give any information or to make any representation that is different from, or in addition to, those contained or incorporated by reference into this prospectus supplement, the accompanying prospectus and, if given or made, such information or representations must not be relied upon as having been authorized. Neither the delivery of this prospectus supplement, the accompanying prospectus, nor any sale made hereunder, shall under any circumstances create any implication that there has been no change in our affairs since the date of this prospectus supplement, or that the information contained or incorporated by reference into this prospectus supplement or the accompanying prospectus is correct as of any time subsequent to the date of such information.

The distribution of this prospectus supplement and the accompanying prospectus and the offering of the notes in certain jurisdictions may be restricted by law. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or an invitation on our behalf or the underwriters or any of them, to subscribe for or purchase any of the notes, and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation. See “Underwriting (Conflict of Interest).”

In this prospectus supplement, unless otherwise stated or the context otherwise requires, references to “we,” “us,” “our” and “the Company” refer to The Dow Chemical Company and its consolidated subsidiaries. References to “Dow” refer collectively to Dow Inc. and its consolidated subsidiaries, including The Dow Chemical Company. References to “Dow Inc.” refer to The Dow Chemical Company’s parent company, which has its common stock listed on the New York Stock Exchange under the symbol “DOW,” not including its consolidated subsidiaries. References to “TDCC” refer to The Dow Chemical Company only. References in this prospectus supplement to “U.S. dollars,” “U.S. $” or “$” are to the currency of the United States of America and references to “€” and “euro” are to the single currency introduced at the third stage of the European Monetary Union pursuant to the Treaty establishing the European Community, as amended. If we use a capitalized term in this prospectus supplement and do not define the term in this document, it is defined in the accompanying prospectus.

S-ii

STABILIZATION

IN CONNECTION WITH THE ISSUE OF THE NOTES, MERRILL LYNCH INTERNATIONAL IN ITS ROLE AS STABILIZING MANAGER (THE “STABILIZING MANAGER”) (OR ANY PERSON ACTING ON BEHALF OF THE STABILIZING MANAGER) MAY OVER-ALLOT NOTES OR EFFECT TRANSACTIONS WITH A VIEW TO SUPPORTING THE MARKET PRICE OF THE NOTES DURING THE STABILIZATION PERIOD AT A LEVEL HIGHER THAN THAT WHICH MIGHT OTHERWISE PREVAIL. HOWEVER, STABILIZATION MAY NOT NECESSARILY OCCUR. ANY STABILIZATION ACTION MAY BEGIN ON OR AFTER THE DATE ON WHICH ADEQUATE PUBLIC DISCLOSURE OF THE TERMS OF THE OFFER OF THE NOTES IS MADE AND, IF BEGUN, MAY CEASE AT ANY TIME, BUT IT MUST END NO LATER THAN THE EARLIER OF 30 DAYS AFTER THE ISSUE DATE OF THE NOTES AND 60 DAYS AFTER THE DATE OF THE ALLOTMENT OF THE NOTES. ANY STABILIZATION ACTION OR OVER-ALLOTMENT MUST BE CONDUCTED BY THE STABILIZING MANAGER (OR PERSONS ACTING ON BEHALF OF THE STABILIZING MANAGER) IN ACCORDANCE WITH ALL APPLICABLE LAWS AND RULES.

S-iii

NOTICE TO PROSPECTIVE INVESTORS IN THE EUROPEAN ECONOMIC AREA AND THE UNITED KINGDOM

Important—PRIIPs Regulation / Prohibition of Sales to EEA and United Kingdom Retail Investors. The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”) or the United Kingdom. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of MiFID II; or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA or the United Kingdom has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA or the United Kingdom may be unlawful under the PRIIPs Regulation.

MiFID II product governance / Professional investors and ECPs only target market. Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the notes has led to the conclusion that: (i) the target market for the notes is eligible counterparties and professional clients only, each as defined in MiFID II; and (ii) all channels for distribution of the notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the notes (a “distributor”) should take into consideration the manufacturers’ target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the notes (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.

References in this section to Regulations or Directives include, in relation to the UK, those Regulations or Directives as they form part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 or have been implemented in UK domestic law, as appropriate.

NOTICE TO PROSPECTUS INVESTORS IN THE UNITED KINGDOM

This prospectus supplement is for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This prospectus supplement is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement relates is available only to relevant persons and will be engaged in only with relevant persons.

S-iv

CAUTIONARY STATEMENTS RELATING TO FORWARD-LOOKING INFORMATION

This prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein, contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In this context, forward-looking statements often address expected future business and financial performance, financial condition, and other matters, and often contain words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “opportunity,” “outlook,” “plan,” “project,” “seek,” “should,” “strategy,” “target,” “will,” “will be,” “will continue,” “will likely result,” “would” and similar expressions, and variations or negatives of these words. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements.

Forward-looking statements include, but are not limited to, expectations as to future sales of Dow’s products; the ability to protect Dow’s intellectual property in the United States and abroad; estimates regarding Dow’s capital requirements and need for and availability of financing; estimates of Dow’s expenses, future revenues and profitability; estimates of the size of the markets for Dow’s products and services and Dow’s ability to compete in such markets; expectations related to the rate and degree of market acceptance of Dow’s products; the outcome of certain Dow contingencies, such as litigation and environmental matters; estimates of the success of competing technologies that may become available and expectations regarding the benefits and costs associated with each of the foregoing.

Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Forward-looking statements are based on certain assumptions and expectations of future events which may not be realized and speak only as of the date the statements were made. In addition, forward-looking statements also involve risks, uncertainties and other factors that are beyond Dow’s control that could cause Dow’s actual results to differ materially from those projected, anticipated or implied in the forward-looking statements. These factors include, but are not limited to: fluctuations in energy and raw material prices; failure to develop and market new products and optimally manage product life cycles; significant litigation and environmental matters; failure to appropriately manage process safety and product stewardship issues; changes in laws and regulations or political conditions; global economic and capital markets conditions, such as inflation, market uncertainty, interest and currency exchange rates, and equity and commodity prices; business or supply disruptions; security threats, such as acts of sabotage, terrorism or war; weather events and natural disasters; ability to protect, defend and enforce Dow’s intellectual property rights; increased competition; changes in relationships with Dow’s significant customers and suppliers; unanticipated expenses such as litigation or legal settlement expenses; unanticipated business disruptions; Dow’s ability to predict, identify and interpret changes in consumer preferences and demand; Dow’s ability to complete proposed divestitures or acquisitions; Dow’s ability to realize the expected benefits of acquisitions if they are completed; the availability of financing to Dow in the future and the terms and conditions of such financing; and disruptions in Dow’s information technology networks and systems. Additionally, there may be other risks and uncertainties that Dow is unable to identify at this time or that Dow does not currently expect to have a material impact on its business.

Risks related to achieving the anticipated benefits of Dow’s separation from DowDuPont Inc. (“DowDuPont”) include, but are not limited to, a number of conditions outside the control of Dow, including risks related to (i) Dow’s inability to achieve some or all of the benefits that it expects to receive from the separation from DowDuPont, (ii) certain tax risks associated with the separation, (iii) Dow’s inability to make necessary changes to operate as a stand-alone company, (iv) the failure of Dow’s pro forma financial information to be a reliable indicator of Dow’s future results, (v) Dow’s inability to enjoy the same benefits of diversity, leverage and market reputation that it enjoyed as a combined company, (vi) Dow’s inability to receive third-party consents required under the separation agreement, (vii) Dow’s customers, suppliers and others’ perception of Dow’s financial stability on a stand-alone basis, (viii) non-compete restrictions under the separation agreement,

S-v

(ix) receipt of less favorable terms in the commercial agreements Dow entered into with E. I. du Pont de Nemours and Company n/k/a DuPont de Nemours, Inc. (“DuPont”) and Corteva, Inc. (“Corteva”), including restrictions under intellectual property cross-license agreements, than Dow would have received from an unaffiliated third party, and (x) Dow’s obligation to indemnify DuPont and/or Corteva for certain liabilities.

Where, in any forward-looking statement, an expectation or belief as to future results or events is expressed, such expectation or belief is based on the current plans and expectations of management and expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the expectation or belief will result or be achieved or accomplished. For a more detailed discussion of Dow’s risks and uncertainties which may cause actual results and events to differ materially from such forward-looking statements, see the section titled “Risk Factors” in Dow Inc. and TDCC’s combined Annual Report on Form 10-K for the year ended December 31, 2019 (the “2019 Form 10-K”) and in any other document we may file with the SEC that is incorporated by reference herein. Dow undertakes no obligation to update or revise publicly any forward-looking statements whether because of new information, future events or otherwise, except as required by securities and other applicable laws.

S-vi

SUMMARY

The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements (including the notes thereto) appearing elsewhere in this prospectus supplement, the accompanying prospectus or the documents that we have filed with the Securities and Exchange Commission (the “SEC”) that are incorporated herein by reference. Because this is a summary, it may not contain all of the information that is important to you. You should read the entire prospectus supplement, the accompanying prospectus and the documents that we have filed with the SEC that are incorporated herein by reference, including the financial statements and notes thereto, before making an investment decision. Please see “Cautionary Statements Relating to Forward-Looking Information.”

Overview

Dow combines global breadth, asset integration and scale, focused innovation and leading business positions to achieve profitable growth. The Company’s ambition is to become the most innovative, customer centric, inclusive and sustainable materials science company. Dow’s portfolio of plastics, industrial intermediates, coatings and silicones businesses delivers a broad range of differentiated science-based products and solutions for its customers in high-growth market segments, such as packaging, infrastructure and consumer care. Dow operates 109 manufacturing sites in 31 countries and employs approximately 36,500 people.

Dow’s principal executive offices are located at 2211 H.H. Dow Way, Midland, Michigan 48674. Our telephone number is (989) 636-1000. Our Internet website address is www.dow.com. The information on or connected to our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus, and you should not consider them to be a part of this prospectus supplement or the accompanying prospectus.

Dow conducts its worldwide operations through global businesses which are reflected in the following reportable segments:

Packaging & Specialty Plastics

Packaging & Specialty Plastics consists of two highly integrated global businesses: Hydrocarbons & Energy and Packaging and Specialty Plastics. The segment employs the industry’s broadest polyolefin product portfolio, supported by the Company’s proprietary catalyst and manufacturing process technologies, to work at the customer’s design table throughout the value chain to deliver more reliable and durable, higher performing, and more sustainable plastics to customers in food and specialty packaging; industrial and consumer packaging; health and hygiene; caps, closures and pipe applications; consumer durables; automotive; and infrastructure. This segment includes the results of The Kuwait Styrene Company K.S.C.C. and The SCG-Dow Group, as well as a portion of the results of EQUATE Petrochemical Company K.S.C.C. (“EQUATE”), The Kuwait Olefins Company K.S.C.C. (“TKOC”), Map Ta Phut Olefins Company Limited (“Map Ta Phut”) and Sadara Chemical Company (“Sadara”), which are all joint ventures of the Company.

Industrial Intermediates & Infrastructure

Industrial Intermediates & Infrastructure consists of two customer-centric global businesses—Industrial Solutions and Polyurethanes & Construction Chemicals—that develop important intermediate chemicals that are essential to manufacturing processes, as well as downstream, customized materials and formulations that use advanced development technologies. These businesses primarily produce and market ethylene oxide and propylene oxide derivatives that are aligned to market segments as diverse as appliances, coatings, infrastructure and oil and gas. The global scale and reach of these businesses, world-class technology and R&D capabilities and materials science expertise enable the Company to be a premier solutions provider offering customers value-add sustainable solutions to enhance comfort, energy efficiency, product effectiveness and durability across a wide range of home comfort and appliances, building and construction, adhesives and lubricant applications, among others. This segment includes a portion of the Company’s share of the results of EQUATE, TKOC, Map Ta Phut and Sadara.

Performance Materials & Coatings

Performance Materials & Coatings includes industry-leading franchises that deliver a wide array of solutions into consumer and infrastructure end-markets. The segment consists of two global businesses: Coatings & Performance Monomers and Consumer Solutions. These businesses primarily utilize the Company’s acrylics-, cellulosics- and silicone-based technology platforms to serve the needs of the architectural and industrial coatings, home care and personal care end-markets. Both businesses employ materials science capabilities, global reach and unique products and technology to combine chemistry platforms to deliver differentiated offerings to customers.

Corporate

Corporate includes certain enterprise and governance activities (including insurance operations, environmental operations, etc.); non-business aligned joint ventures; non-business aligned litigation expenses; and discontinued or non-aligned businesses.

The Offering

The following is a brief summary of the terms of this offering of the notes. For a more complete description, see “Description of the Notes” in this prospectus supplement.

Issuer	The Dow Chemical Company

Legal Entity Identifier	ZQUIP1CSZO8LXRBSOU78

Notes Offered	€1,000 million aggregate principal amount of 0.500% notes due 2027.
€750 million aggregate principal amount of 1.125% notes due 2032.
€500 million aggregate principal amount of 1.875% notes due 2040.

Maturity Dates	The 2027 notes will mature on March 15, 2027, the 2032 notes will mature on March 15, 2032 and the 2040 notes will mature on March 15, 2040, unless redeemed earlier by TDCC as described in “Description of the Notes—Optional Redemption.”

Interest Payment Dates	Interest on the notes will accrue from February 25, 2020 at the rate of 0.500% per year, in the case of the 2027 notes, 1.125% per year, in the case of the 2032 notes and 1.875% per year, in the case of the 2040 notes. Interest on the notes will be payable annually in arrears on March 15 of each year, beginning March 15, 2021.

Ranking	The notes will be TDCC’s senior unsecured obligations and will rank equally with all of TDCC’s senior unsecured debt from time to time outstanding. The notes will be structurally subordinated to any liabilities of TDCC’s subsidiaries, including trade payables. At December 31, 2019, we had approximately $16,410 million of long-term indebtedness outstanding on a consolidated basis (including the current portion thereof), of which $3,833 million of subsidiary indebtedness would be structurally senior to the notes. See “Description of the Notes—General.”

The notes will be obligations of TDCC only, and on the issue date, will not be, directly or indirectly, guaranteed by, Dow Inc. The notes will be guaranteed by Dow Inc. only if Dow Inc. is required to do so by the covenant described in “Description of the Notes—Guarantee Covenant.” If Dow Inc. is required to guarantee the notes, such guarantees will be senior unsecured obligations of Dow Inc. and will rank equal in right of payment to Dow Inc.’s other senior unsecured debt from time to time outstanding. At December 31, 2019, Dow Inc. had no long-term indebtedness outstanding.

Optional Redemption	The notes will be redeemable, at any time in whole or from time to time in part, prior to the applicable Par Call Date (as defined below) at a redemption price equal to the greater of:

•	100% of the principal amount of the notes being redeemed; and

•

the sum of the present values of the remaining scheduled payments of principal and interest on the notes being redeemed on that redemption date that would be due if the notes being redeemed matured on the applicable Par Call Date (not including any portion of such payments of interest accrued as of the redemption date), discounted to the redemption date on an annual basis (ACTUAL/ACTUAL(ICMA)) at the Comparable Government Bond Rate (as defined below)), plus 20 basis points, in the case of the 2027 notes, 25 basis points, in the case of the 2032 notes and 35 basis points, in the case of the 2040 notes, plus, in each case, accrued and unpaid interest thereon to, but excluding, the redemption date.

On and after December 15, 2026, with respect to the 2027 notes, December 15, 2031, with respect to the 2032 notes and September 15, 2039, with respect to the 2040 notes (each, a “Par Call Date”), the notes will be redeemable, at any time in whole or from time to time in part, at TDCC’s option at 100% of the principal amount of the notes to be redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date. See “Description of the Notes—Optional Redemption.”

Repurchase at the Option of Holders Upon a Change of Control Repurchase Event	If TDCC experiences a “Change of Control Repurchase Event” (as defined below) with respect to a series of notes, TDCC will be required, unless it has exercised its right to redeem such notes, to offer to purchase the notes of such series at a purchase price equal to 101% of their principal amount, plus accrued and unpaid interest to the repurchase date.

Use of Proceeds	TDCC intends to use the net proceeds primarily to fund the redemption of existing notes and/or repay indebtedness, including full redemption of TDCC’s 3.00% Notes due November 15, 2022 (the “2022 Notes”), of which approximately $1.25 billion is outstanding, and the partial repayment of the $2.0 billion principal balance outstanding under the term loan facility of Dow Silicones Corporation, a wholly owned subsidiary of TDCC. Any remaining proceeds will be used to repay other indebtedness and for general corporate purposes. This prospectus supplement does not constitute a notice of redemption for the 2022 Notes. See “Use of Proceeds.” One or more of the underwriters and/or their affiliates may hold positions in the 2022 Notes and/or the term loan facility of Dow Silicones Corporation. Because of the manner in which the proceeds will be used, this offering will be conducted in accordance with FINRA Rule 5121. In accordance with that rule, no “qualified independent underwriter” is required because the notes will be investment grade rated. See “Underwriting (Conflicts of Interest)—Conflicts of Interest.”

Currency of Payment	All payments of principal of, premium, if any, and interest on the notes, including any payments made upon any redemption of the notes, will be made in euro. If the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or if the euro is no longer being used by the then member states of the European Economic and Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the notes will be made in U.S. dollars until the euro is again available to us or so used. In such a case, amounts payable on any date in euros will be converted into U.S. dollars on the basis of the most recently available market exchange rate for the euro. Any payment in respect of the notes so made in U.S. dollars will not constitute an event of default under the notes or the indenture. See “Risk Factors—The notes permit us to make payments in U.S. dollars if we are unable to obtain euro” and “Description of the Notes—Issuance in Euro” in this prospectus supplement.

Form / Clearing Systems	The terms of the notes provide that notes will be issued with a minimum denomination of €100,000 and multiples of €1,000 in excess thereof. The notes will be issued in the form of one or more global notes in fully registered form, without coupons, and will be deposited with, or on behalf of, a common depositary, and registered in the name of the nominee of the common depositary, for, and in respect of interests held through, Euroclear and Clearstream. Except as described in “Description of the Notes—Book-Entry Delivery and Settlement,” certificates will not be issued in exchange for beneficial interests in the global notes. See “Description of the Notes—Book-Entry Delivery and Settlement,” for additional information.

Additional Amounts	TDCC or, in the event that payments are required to be made by Dow Inc. pursuant to its obligations under a guarantee it provides pursuant to the covenant described in “Description of the Notes—Guarantee Covenant,” Dow Inc. will, subject to certain exceptions and limitations set forth herein, pay additional amounts on the notes as are necessary in order that the net payment of the principal of, and premium, if any, and interest on the notes to a holder who is not a U.S. person, after withholding or deduction for any future tax, assessment or other governmental charge imposed by the United States or a taxing authority in the United States (a “Taxing Jurisdiction”) will not be less than the amount provided in the notes to be then due and payable. See “Description of the Notes—Payment of Additional Amounts.”

Redemption for Tax Reasons

TDCC may redeem the notes of any or all series at its option in whole but not in part if the tax laws of the applicable Taxing Jurisdiction change and TDCC or Dow Inc. becomes obligated to pay additional amounts on the notes of the series to be redeemed as described under “Description of the Notes—Payments of Additional Amounts.” This redemption would be at 100% of the principal amount, together with accrued and unpaid interest on the notes to, but excluding, the redemption date. See “Description of the Notes—Redemption for Tax Reasons.

ISIN	2027 notes: XS2122485845

2032 notes: XS2122486066

2040 notes: XS2122933695

Common Code	2027 notes: 212248584

2032 notes: 212248606

2040 notes: 212293369

Listing	We intend to apply to list the notes on the New York Stock Exchange. The listing application will be subject to approval by the New York Stock Exchange. Upon such listing, we will use commercially reasonable efforts to maintain such listing and satisfy the requirements for such continued listing as long as the notes are outstanding. The New York Stock Exchange is not a regulated market for the purposes of MiFID II.

Risk Factors	Investing in the notes involves risks. See “Risk Factors” and other information included or incorporated by reference in this prospectus supplement for a discussion of certain factors you should carefully consider before deciding to invest in the notes.

Trustee	The Bank of New York Mellon Trust Company, N.A.

Paying Agent	The Bank of New York Mellon, London Branch

Governing Law	State of New York

RISK FACTORS

Investing in the notes involves risks. Before making an investment decision, you should carefully consider the risks described below and under “Risk Factors” in Part I, Item 1A in the 2019 Form 10-K, as well as the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Where You Can Find More Information.”

The risks and uncertainties referred to above and described below are not the only risks facing us. Additional risks and uncertainties that we are unaware of, or those we currently deem immaterial, may also become important and material factors that affect us. If any of the following risks and uncertainties develops into actual events, our business, financial condition, cash flows or results of operations could be materially adversely affected and you could lose all or part of your original investment. Some factors in this section are “forward-looking statements.” For a discussion of those statements and of other factors for investors to consider, see “Cautionary Statement Concerning Forward-Looking Statements.”

Risks Relating to the Notes

The notes are unsecured and will be effectively subordinated to TDCC’s secured creditors and will be structurally subordinated to the existing and future liabilities of TDCC’s subsidiaries.

The notes are senior unsecured obligations of TDCC and will rank equally in right of payment to TDCC’s other senior unsecured debt from time to time outstanding. The notes are not secured by any of TDCC’s or Dow Inc.’s assets. Any future claims of secured lenders with respect to assets securing their loans will be prior to any claim of the holders of the notes with respect to those assets.

The notes are not obligations of Dow Inc. and will not be guaranteed by Dow Inc. unless Dow Inc. issues a guarantee in respect of outstanding or committed indebtedness under TDCC’s Revolving Credit Facility Agreement (as defined below) or any replacement facility. See “Description of the Notes—Guarantee Covenant.”

The notes are not obligations of, and will not be guaranteed by, any of TDCC’s subsidiaries and are structurally subordinated to any existing or future preferred stock, indebtedness, guarantees and other liabilities of TDCC’s subsidiaries. TDCC’s subsidiaries are separate and distinct legal entities from TDCC. TDCC’s subsidiaries have no obligation to pay any amounts due on the notes or to provide TDCC with funds to meet its payment obligations on the notes, whether in the form of dividends, distributions, loans or other payments. In addition, any payment of dividends, loans or advances by TDCC’s subsidiaries could be subject to statutory or contractual restrictions. Payments to TDCC by its subsidiaries will also be contingent upon the subsidiaries’ earnings and business considerations. TDCC’s right to receive any assets of any of its subsidiaries upon their bankruptcy, liquidation or reorganization, and therefore the right of the holders of the notes to participate in those assets, will be structurally subordinated to the claims of that subsidiary’s creditors, including trade creditors. In addition, even if TDCC is a creditor of any of its subsidiaries, its right as a creditor would be subordinate to any security interest in the assets of its subsidiaries and any indebtedness of its subsidiaries senior to that held by TDCC. At December 31, 2019, TDCC had approximately $16,410 million of long-term indebtedness (including the current portion thereof) outstanding on a consolidated basis, of which $3,833 million of subsidiary indebtedness would be structurally senior to the notes.

TDCC’s credit ratings may not reflect all risks of your investment in the notes.

TDCC’s credit ratings are an assessment by rating agencies of its ability to pay debts when due. Consequently, real or anticipated changes in TDCC’s credit ratings will generally affect the market values of the notes. These credit ratings may not reflect the potential impact of risks relating to structures or marketing of the notes. Agency ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization. Each agency’s rating should be evaluated independently of any other agency’s rating.

If you are able to resell your notes, many other factors may affect the prices you receive, which may be lower than you believe to be appropriate.

If you are able to resell your notes, the prices you receive will depend on many other factors that may vary over time, including:

•	Dow’s financial performance;

•	the amount of indebtedness Dow has outstanding;

•	the market for similar securities;

•	market interest rates;

•	the redemption (if any) and repayment features of the notes to be sold; and

•	the time remaining to maturity of your notes.

As a result of these factors, you may only be able to sell your notes at prices below those you believe to be appropriate, including prices below the price you paid for them.

There is no established market for the notes. Listing on the New York Stock Exchange will not guarantee the development of an active market and the trading price of the notes could fluctuate significantly over time.

Each series of notes is a new issue of securities with no established trading market. Although an application will be made to have the notes listed on the New York Stock Exchange, we cannot assure you that the notes will become or remain listed. The listing application is subject to approval by the New York Stock Exchange. Upon such listing, we will use commercially reasonable efforts to maintain such listing and satisfy the requirements for such continued listing as long as the notes are outstanding; however, we may not obtain or be able to maintain such listing on the New York Stock Exchange. Failure of the notes to be listed on, or the delisting of the notes from, the New York Stock Exchange may have a material adverse effect on a holder’s ability to sell the notes. If we do not obtain or maintain such listing, we are required only to use commercially reasonable efforts to obtain and maintain admission to listing on such other stock exchange as we may decide.

We have been informed by the underwriters that they intend to make a market in the notes after the offering is completed. However, the underwriters are not obligated to do so and may discontinue their market making activities at any time without notice. We cannot assure the liquidity of the trading markets for the notes or that active public markets for the notes will develop. If active public trading markets for the notes do not develop, the market prices and liquidity of the notes may be adversely affected. If the notes are traded, they may trade at a discount from their initial offering prices, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors. Moreover, the condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, which could have an adverse effect on the market prices of the notes. As a result, there can be no assurance that active trading markets will develop for the notes or be maintained for the notes. To the extent active trading markets do not develop or are not sustained, you may not be able to resell your notes at their fair market value or at all.

TDCC may not be able to repurchase the notes upon a change of control.

Upon the occurrence of specific kinds of change of control events with respect to any series of notes, unless TDCC has exercised its right to redeem such notes, each holder of such notes will have the right to require TDCC to repurchase all or any part of such holder’s notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to the repurchase date. If TDCC experiences a Change of Control Repurchase Event, there can be no assurance that we would have sufficient financial resources available for TDCC to satisfy its obligations to repurchase any series of notes. TDCC’s failure to repurchase any series of notes as required under the indenture governing the notes would result in a default under the indenture, which could have material adverse consequences for Dow and the holders of the notes. See “Description of the Notes—Repurchase at the Option of Holders Upon a Change of Control Repurchase Event.”

The indenture does not restrict the amount of additional debt that Dow may incur.

The notes and indenture under which the notes will be issued do not place any limitation on the amount of unsecured debt that may be incurred by Dow in the future. Our incurrence of additional debt may have important consequences for you as a holder of the notes, including making it more difficult for TDCC to satisfy its obligations with respect to the notes, a loss in the trading value of your notes, if any, and a risk that the credit rating of the notes is lowered or withdrawn.

Uncertainty regarding the effects of Brexit could adversely affect the price of the notes.

Following the United Kingdom’s exit from the European Union (“Brexit”) on January 31, 2020, the ongoing negotiations about the future relationship between the European Union and the United Kingdom have yet to provide clarity on what the outcome will be for the United Kingdom or Europe. The unavoidable uncertainties and events related to Brexit could negatively affect taxes and costs of business (including changes to the taxes and costs on imports and exports and the time taken to move goods between the UK and EU or changes to product regulation) cause volatility in currency exchange rates, interest rates, and European Union, United Kingdom or worldwide political, regulatory, economic or market conditions; and contribute to instability in political institutions, regulatory agencies, and financial markets. Brexit could also lead to legal uncertainty and politically divergent national laws and regulations as a new relationship between the United Kingdom and European Union is defined and the United Kingdom determines which EU laws to replace or replicate. Any of these effects of Brexit, and others that cannot be anticipated, could adversely affect the price of the notes.

Holders of the notes may be subject to the effects of foreign currency exchange rate fluctuations, as well as possible exchange controls, relating to the euro.

The initial investors in the notes will be required to pay for the notes in euro. Neither we nor the underwriters will be obligated to assist the initial investors in obtaining euro or in converting other currencies into euro to facilitate the payment of the purchase price for the notes.

An investment in any security denominated in, and all payments with respect to which are to be made in, a currency other than the currency of the country in which an investor in the notes resides or the currency in which an investor conducts its business or activities (the “investor’s home currency”), entails significant risks not associated with a similar investment in a security denominated in the investor’s home currency. In the case of the notes offered hereby, these risks may include the possibility of:

•	significant changes in rates of exchange between the euro and the investor’s home currency; and

•	the imposition or modification of foreign exchange controls with respect to the euro or the investor’s home currency.

We have no control over a number of factors affecting the notes offered hereby and foreign exchange rates, including economic, financial and political events that are important in determining the existence, magnitude and longevity of these risks and their effects. Changes in foreign currency exchange rates between two currencies result from the interaction over time of many factors directly or indirectly affecting economic and political conditions in the countries issuing such currencies, and economic and political developments globally and in other relevant countries. Foreign currency exchange rates may be affected by, among other factors, existing and expected rates of inflation, existing and expected interest rate levels, the balance of payments between countries, the supply of and the demand for the relevant currencies and the extent of governmental surpluses or deficits in various countries. All of these factors are, in turn, sensitive to the monetary, fiscal and trade policies pursued by the governments of various countries important to international trade and finance. Moreover, the recent global economic volatility and the actions taken or to be taken by various national governments in response to the volatility could significantly affect the exchange rates between the euro and the investor’s home currency. In recent years, rates of exchange between the euro and certain currencies have been highly volatile, and each holder should be aware that volatility may occur in the future.

The exchange rates of an investor’s home currency for euro and the fluctuations in those exchange rates that have occurred in the past are not necessarily indicative of the exchange rates or the fluctuations therein that may occur in the future. Depreciation of the euro against the investor’s home currency would result in a decrease in the investor’s home currency equivalent yield on a note, in the investor’s home currency equivalent of the principal payable at the maturity of that note and generally in the investor’s home currency equivalent market value of that note. Appreciation of the euro in relation to the investor’s home currency would have the opposite effects. The European Union or one or more of its member states may, in the future, impose exchange controls and modify any exchange controls imposed, which controls could affect exchange rates, as well as the availability of euro at the time of payment of principal of, interest on, or any redemption payment or additional amounts with respect to, the notes.

This description of foreign exchange risks does not describe all the risks of an investment in securities, including, in particular, the notes, that are denominated or payable in a currency other than an investor’s home currency. You should consult your own financial and legal advisors as to the risks involved in an investment in the notes.

In a lawsuit for payment on the notes, an investor may bear currency exchange risk.

The notes will be governed by New York law. Under New York law, a New York state court rendering a judgment on the notes would be required to render the judgment in euro. However, the judgment would be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment. Consequently, in a lawsuit for payment on the notes, investors would bear currency exchange risk until a New York state court judgment is entered, which could be a long time from the date the judgment is rendered. In courts outside of New York, investors may not be able to obtain a judgment in a currency other than U.S. dollars. For example, a judgment for money in an action based on the notes in many other U.S. federal or state courts ordinarily would be enforced in the United States only in U.S. dollars. The date used to determine the rate of conversion of euro into U.S. dollars will depend upon various factors, including which court renders the judgment.

The notes permit us to make payments in U.S. dollars if we are unable to obtain euro.

We will pay the principal of, premium, if any, and interest on each note to the registered holder in euro in immediately available funds, provided that, if on or after the date of this prospectus supplement the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the notes will be made in U.S. dollars until the euro is again available to us or so used. In such circumstances, the amount payable on any date in euro will be converted into U.S. dollars at the rate mandated by the U.S. Federal Reserve Board as of the close of business on the second business day prior to the relevant payment date or, in the event the U.S. Federal Reserve Board has not mandated a rate of conversion, on the basis of the then most recent U.S. dollar/euro exchange rate available on or prior to the second business day prior to the relevant payment date, as reported by Bloomberg. Any payment in respect of the notes so made in U.S. dollars will not constitute an event of default under the notes or the indenture governing the notes. See “Description of the Notes—Issuance in Euro.” The exchange rate may be materially less favorable than the rate in effect at the time the notes were issued or as would be determined by applicable law. Such developments, or market perceptions concerning these and related issues, could materially adversely affect the value of the notes and you may lose a significant amount of your investment in the notes.

Trading in the clearing system is subject to minimum denomination requirements.

The terms of the notes provide that notes will be issued with a minimum denomination of €100,000 and multiples of €1,000 in excess thereof. It is possible that the clearing systems may process trades that could result in amounts being held in denominations smaller than the minimum denominations. If definitive notes are required to be issued in relation to such notes in accordance with the provisions of the relevant global notes, a holder who does not have the minimum denomination or a multiple of €1,000 in excess thereof in its account with the relevant clearing system at the relevant time may not receive all of its entitlement in the form of definitive notes unless and until such time as its holding satisfies the minimum denomination requirement.

The European Commission has proposed a financial transactions tax in certain member states of the European Union which, if adopted, could apply in certain circumstances to secondary market trades of the notes both within and outside of those participating member states.

On February 14, 2013, the European Commission published a proposal (the “Commission’s proposal”) for a Directive for a common financial transactions tax (“FTT”) in Belgium, Germany, Estonia, Greece, Spain, France, Italy, Austria, Portugal, Slovenia and Slovakia (each, other than Estonia, a “participating Member State”). Following the ECOFIN Council meeting of December 8, 2015, Estonia officially announced its withdrawal from the negotiations and, on March 16, 2016, completed the formalities required to leave the enhanced cooperation on FTT.

The Commission’s proposal has a very broad scope and could, if introduced in its current form, apply to certain dealings in the notes (including secondary market transactions) in certain circumstances. The issuance and subscription of the notes, however, is expected to be exempt.

Under the Commission’s proposal, the FTT could apply in certain circumstances to persons both within and outside of the participating Member States. Generally, it would apply to certain dealings in the notes where at least one party is a financial institution and at least one party is established in a participating Member State. A financial institution may be, or be deemed to be, “established” in a participating Member State in a broad range of circumstances, including (a) by transacting with a person established in a participating Member State or (b) where the financial instrument which is subject to the dealings is issued in a participating Member State.

The FTT proposal remains subject to negotiation among the participating Member States. It may therefore be altered prior to any implementation (if at all), the timing of which remains unclear. Additional member states of the European Union may decide to participate and/or certain of the participating Member States may decide to withdraw.

The notes will initially be held in book-entry form and therefore investors must rely on the procedures of Euroclear and Clearstream to exercise any rights and remedies.

The notes will initially be issued in the form of global notes registered to Euroclear or Clearstream or their common depository or nominee for so long as Euroclear or Clearstream or their common depositary or nominee is the registered holder of the notes issued in the form of one or more global notes. Euroclear, Clearstream or such common depositary or nominee, as the case may be, will be considered the sole owner or holder of the notes represented by the global notes for all purposes under the indenture governing the notes. Payments of principal, interest and premium and additional amounts, if any, in respect of the global notes will be made to Euroclear, Clearstream, such common depositary or such nominee, as the case may be, as registered holder thereof. After payment to Euroclear, Clearstream, such common depository or such nominee, we will have no responsibility or liability for the payment of interest, principal or other amounts to the owners of book-entry interests. Accordingly, if investors own a book-entry interest, they must rely on the procedures of Euroclear and Clearstream and, if investors are not participants in Euroclear and Clearstream, they must rely on the procedures of the participant through which they own their interest, to receive such payments or to exercise any other rights and obligations of a holder of notes under the indenture governing the notes.

Unlike the holders of the notes themselves, owners of book-entry interests will not have the direct right to act upon our solicitations for consents, requests for waivers or other actions from holders of the notes. Instead, if an investor owns a book-entry interest, it will be permitted to act directly only to the extent it has received appropriate proxies to do so from Euroclear and Clearstream. The procedures implemented for the granting of such proxies may not be sufficient to enable such investor to vote on a timely basis.

Similarly, upon the occurrence of an event of default under the indenture governing the notes, unless and until definitive or certificated registered notes are issued in respect of all book-entry interests, if investors own book-entry interests, they will be restricted to acting through Euroclear and Clearstream. The procedures to be implemented through Euroclear and Clearstream may not be adequate to ensure the timely exercise of rights under the notes. See “Description of the Notes—Book-Entry Delivery and Settlement,” in this prospectus supplement.

USE OF PROCEEDS

We estimate the net proceeds from this offering will be approximately €2,220 million (or $2,407 million using the noon buying rate in New York City on February 14, 2020 for cable transfers of €1.00=$1.0839 as announced by the United States Federal Reserve Board for euro), after deducting underwriting discounts and our offering expenses.

TDCC intends to use the net proceeds primarily to fund the redemption of existing notes and/or repay indebtedness, including full redemption of TDCC’s 2022 Notes, of which approximately $1.25 billion is outstanding, and the partial repayment of the $2.0 billion principal balance outstanding under the term loan facility of Dow Silicones Corporation, a wholly owned subsidiary of TDCC. Any remaining proceeds will be used to repay other indebtedness and for general corporate purposes. The 2022 Notes bear interest at 3.000% per annum and mature on November 15, 2022. One or more of the underwriters and/or their affiliates may hold positions in the 2022 Notes and/or the term loan facility of Dow Silicones Corporation. Because of the manner in which the proceeds will be used, this offering will be conducted in accordance with FINRA Rule 5121. In accordance with that rule, no “qualified independent underwriter” is required because the notes will be investment grade rated. See “Underwriting (Conflicts of Interest)—Conflicts of Interest.”

This prospectus supplement is not a notice of redemption under the indenture governing the 2022 Notes. Any such notice, if made, will only be made in accordance with the provisions of the indenture governing the 2022 Notes, including providing the required notice of redemption. There can be no assurances as to whether we actually implement any such redemption.

CAPITALIZATION

The following table sets forth, as of December 31, 2019, our consolidated cash and cash equivalents and total capitalization on an actual basis and as adjusted to give effect to the issuance of the notes offered hereby. You should read this table in conjunction with our consolidated financial statements and related notes thereto which are incorporated by reference herein.

	At December 31, 2019
	Actual	As Adjusted
	(dollars in millions)
Cash and cash equivalents	$2,367	$4,774

Debt, including current and long-term:
Current debt (including notes payable and current maturities of long-term debt)	$1,021	$1,021
Long-term debt	15,975	15,975
2027 Notes offered hereby(1)	—	1,073
2032 Notes offered hereby(1)	—	803
2040 Notes offered hereby(1)	—	531

Total debt	16,996	19,403

Equity:
Common stock (authorized and issued 100 shares of par value $0.01)	—	—
Additional paid-in capital	7,333	7,333
Retained earnings	17,313	17,313
Accumulated other comprehensive loss	(10,246)	(10,246)
Unearned ESOP shares	(91)	(91)
Noncontrolling interests	553	553

Total equity	14,862	14,862

Total capitalization	$31,858	$34,265

(1)

The amount in the “As Adjusted” column is the dollar equivalent of the aggregate principal amount of the applicable series of notes using the noon buying rate in New York City on February 14, 2020 for cable transfers of €1.00=$1.0839 as announced by the U.S. Federal Reserve Board for euro.

DESCRIPTION OF THE NOTES

General

The following description of the particular terms of the notes supplements the description of the general terms and provisions of the Indenture (as defined below), “debt securities” of TDCC and covenants and guarantees of Dow Inc. contained in “Description of Debt Securities of The Dow Chemical Company” and “Description of Guarantees of Debt Securities of The Dow Chemical Company” in the accompanying prospectus, to which reference is made. References to “TDCC,” “we,” “us” and “our” in this section are only to TDCC and not to its subsidiaries or Dow Inc.

The 0.500% notes due 2027 (the “2027 notes”), 1.125% notes due 2032 (the “2032 notes”) and 1.875% notes due 2040 (the “2040 notes” and, together with the 2027 notes and the 2032 notes, the “notes”) will be issued as three separate series of debt securities under the indenture dated as of July 26, 2019, among TDCC, as issuer, Dow Inc., as a party with respect to the sections described therein, and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Indenture”).

We have initially appointed the trustee at its corporate trust office as transfer agent and registrar for the notes. The Bank of New York Mellon, London Branch will initially act as paying agent for the notes and payments of interest, principal, premium, if any, and additional amounts, if any, in respect of the notes will initially be payable at the principal office of the paying agent in London. We may vary or terminate the appointment of any paying agent or transfer agent, or appoint additional or other such agents or approve any change in the office through which any such agent acts. We will provide you with notice of any resignation, termination or appointment of the trustee or any paying agent or transfer agent, and of any change in the office through which any such agent will act. We will cause each transfer agent to act as a co-registrar and will cause to be kept at the principal office of the registrar outside of the United Kingdom a register in which, subject to such reasonable regulations as we may prescribe, we will provide for the registration of the notes and registration of transfers of the notes.

The 2027 notes will initially be limited to €1,000,000,000 in aggregate principal amount and will mature on March 15, 2027. The 2027 notes will bear interest at the rate of 0.500% per year.

The 2032 notes will initially be limited to €750,000,000 in aggregate principal amount and will mature on March 15, 2032. The 2032 notes will bear interest at the rate of 1.125% per year.

The 2040 notes will initially be limited to €500,000,000 in aggregate principal amount and will mature on March 15, 2040. The 2040 notes will bear interest at the rate of 1.875% per year.

Interest on the notes will accrue from February 25, 2020. We will make interest payments on the notes annually in arrears on March 15 of each year, beginning March 15, 2021, to the holders of record (i) in the case of notes represented by a global security, at the close of business on the business day (for this purpose, a day on which Clearstream and Euroclear are open for business) immediately preceding the relevant interest payment date and (ii) in all other cases, 15 calendar days prior to the relevant interest payment date.

Interest on the notes will be computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid on the notes (or February 25, 2020 if no interest has been paid on the notes), to but excluding the next scheduled interest payment date. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) (as defined in the rulebook of the International Capital Market Association).

If an interest payment date or maturity or redemption date falls on a day that is not a business day, the payment will be made on the next business day as if it were made on the date the payment was due, and no interest will accrue on the amount so payable for the period from and after that interest payment date or the maturity or redemption date, as the case may be, to the date the payment is made. Interest payments for the notes will include accrued interest from and including the date of issue or from and including the last date in respect of which interest has been paid, as the case may be, to, but excluding, the interest payment date or the date of maturity, as the case may be.

As used in this prospectus supplement, a “business day” means any day, other than a Saturday or Sunday, (1) on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in The City of New York and London and (2) on which the Trans-European Automated Real-Time Gross Settlement Express Transfer system (the TARGET system), or any successor thereto, is open for the settlement of payment in euros.

The notes of each series will be issued only in fully registered form without coupons and in minimum denominations of €100,000 or any whole multiple of €1,000 above that amount.

Principal and interest will be payable, and the notes will be transferable or exchangeable, at the office or offices or agency maintained by us for these purposes. Payment of interest on the notes may be made at our option by check mailed to the registered holders.

No service charge will be made for any transfer or exchange of the notes, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

Further Issues

The Indenture does not limit the amount of notes, debentures or other evidences of indebtedness that we may issue under the Indenture and provides that notes, debentures or other evidences of indebtedness may be issued from time to time in one or more series. We may from time to time, without giving notice to or seeking the consent of the holders of the notes of a series, issue debt securities having the same terms (except for the issue date and, in some cases, the public offering price and the amount and date of the first interest payment) and ranking equally and ratably with the notes of such series. Any additional debt securities having such similar terms, together with the notes of the applicable series, will constitute a single series of securities under the Indenture. No such additional debt securities may be issued if an “event of default” (as such term is defined in the accompanying prospectus) has occurred and is continuing with respect to the notes of such series.

Ranking

The notes will be our senior unsecured obligations and will rank equal in right of payment to our other senior unsecured debt from time to time outstanding. The notes will be structurally subordinated to all liabilities of our subsidiaries, including trade payables. Since we conduct many of our operations through our subsidiaries, our right to participate in any distribution of the assets of a subsidiary when it winds up its business is subject to the prior claims of the creditors of such subsidiary. This means that your right as a holder of our notes will also be subject to the prior claims of these creditors if a subsidiary liquidates or reorganizes or otherwise winds up its business. Unless we are considered a creditor of the subsidiary, your claims will be recognized behind these creditors. At December 31, 2019, we had approximately $16,410 million of long-term indebtedness outstanding, including the current portion thereof, on a consolidated basis, of which $3,833 million of subsidiary indebtedness would be structurally senior to the notes, and at December 31, 2019, Dow Inc. had no outstanding long-term indebtedness.

Guarantee Covenant

The notes will be obligations of TDCC only. On the issue date, the notes will not be guaranteed by Dow Inc. The Indenture contains a covenant from Dow Inc. providing that if Dow Inc. issues a guarantee in respect of outstanding or committed indebtedness under TDCC’s Revolving Credit Facility Agreement, it will enter into a supplemental indenture with TDCC and the trustee in the form attached as an exhibit to the Indenture substantially concurrently with the issuance of such guarantee, pursuant to which it will guarantee all outstanding debt securities and all amounts due under the Indenture, including the notes offered hereby, and will become subject to certain covenants and events of default under the Indenture, including those described in the accompanying prospectus under “Description of Debt Securities of The Dow Chemical Company—Certain

Covenants Applicable to Senior Debt Securities—Limitation on Liens, —Limitation on Sale and Lease-Back Transactions” and “Description of Debt Securities of The Dow Chemical Company—Consolidation, Merger and Sale of Assets” and in the manner set forth in the Indenture. At December 31, 2019, Dow Inc. had no outstanding long-term indebtedness.

The “Revolving Credit Facility Agreement” refers to TDCC’s $5,000,000,000 Five-Year Competitive Advance and Revolving Credit Facility Agreement, dated as of October 30, 2018, among TDCC, the banks from time to time party thereto and Citibank, N.A., as administrative agent, as amended, modified, restated, renewed, refunded, replaced or refinanced from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring all of or substantially all of the indebtedness under such agreement or any such successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

Issuance in Euro

Initial holders will be required to pay for the notes in euro, and principal and interest payments in respect of the notes and additional amounts, if any, will be payable in euro.

If the euro is unavailable to Dow due to the imposition of exchange controls or other circumstances beyond Dow’s control or the euro is no longer used by the member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of such note will be made in U.S. dollars until such currency is again available to Dow or so used. The amount payable on any date in euro will be converted into U.S. dollars on the basis of the most recently available Market Exchange Rate for the euro. Any payment in respect of such note so made in U.S. dollars will not constitute an event of default under the Indenture. Neither the trustee nor the paying agent, shall be responsible for obtaining exchange rates, effecting conversions or otherwise handling redenominations. See “Risk Factors—The notes permit us to make payments in U.S. dollars if we are unable to obtain euro” and “—Holders of the notes may be subject to the effects of foreign currency exchange rate fluctuations, as well as possible exchange controls, relating to the euro.”

“Market Exchange Rate” means the rate mandated by the U.S. Federal Reserve Board as of the close of business on the second business day prior to the relevant payment date or, in the event the U.S. Federal Reserve Board has not mandated a rate of conversion, on the basis of the most recent euro/U.S. dollar exchange rate available on or prior to the second business day prior to the relevant payment date, as report by Bloomberg.

Optional Redemption

The notes will be redeemable, at any time in whole or from time to time in part, prior to the applicable Par Call Date (as defined below), in each case at a redemption price equal to the greater of:

(i)	100% of the principal amount of the notes to be redeemed on that redemption date; and

(ii)

the sum of the present values of the remaining scheduled payments of principal and interest on the notes being redeemed on that redemption date that would be due if the notes being redeemed matured on the applicable Par Call Date (not including any portion of such payments of interest accrued as of the redemption date), discounted to the redemption date on an annual basis (ACTUAL/ACTUAL (ICMA)) at the Comparable Government Bond Rate (as defined below), plus 20 basis points, in the case of the 2027 notes, 25 basis points, in the case of the 2032 notes and 35 basis points, in the case of the 2040 notes, plus, in each case, accrued and unpaid interest thereon to, but excluding, the redemption date.

On and after the applicable Par Call Date, the notes will be redeemable, at any time in whole or from time to time in part, at our option at 100% of the principal amount of the notes to be redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.

Notwithstanding the foregoing, installments of interest on notes that are due and payable on interest payment dates falling on or prior to a redemption date will be payable on the interest payment date to the registered holders as of the close of business on the relevant record date according to the notes and the Indenture.

The “Comparable Government Bond Rate” will be determined by the Calculation Agent on the third business day preceding the redemption date and means, with respect to any date of redemption, the rate per annum equal to the yield to maturity calculated in accordance with customary financial practice in pricing new issues of comparable corporate debt securities paying interest on an annual basis (ACTUAL/ACTUAL (ICMA)) of the applicable Comparable Government Bond, assuming a price for the applicable Comparable Government Bond (expressed as a percentage of its principal amount) equal to the applicable Comparable Government Bond Price for such date of redemption.

“Calculation Agent” means an independent investment banking or commercial banking institution of international standing appointed by us.

“Comparable Government Bond” means the Federal Republic of Germany government security or securities selected by one of the Reference Government Bond Dealers appointed by us as having an actual or interpolated maturity comparable with the remaining term of the applicable series of notes assuming such series matured on the applicable Par Call Date that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of euro-denominated corporate debt securities of a maturity comparable to the remaining term of such series of notes assuming such series matured on the applicable Par Call Date.

“Comparable Government Bond Price” means, with respect to any redemption date, (A) the arithmetic average of the Reference Government Bond Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Government Bond Dealer Quotations, or (B) if the Calculation Agent obtains fewer than four such Reference Government Bond Dealer Quotations, the arithmetic average of all such quotations.

“Par Call Date” means (i) with respect to the 2027 notes, December 15, 2026 (three months prior to the maturity date of the 2027 notes), (ii) with respect to the 2032 notes, December 15, 2031 (three months prior to the maturity date of the 2032 notes) and (iii) with respect to the 2040 notes, September 15, 2039 (six months prior to the maturity date of the 2040 notes).

“Reference Government Bond Dealer” means each of four banks selected by us, which are (A) primary European government securities dealers, and their respective successors, or (B) market makers in pricing corporate bond issues.

“Reference Government Bond Dealer Quotations” means, with respect to each Reference Government Bond Dealer and any redemption date, the arithmetic average, as determined by the Calculation Agent, of the bid and offered prices for the applicable Comparable Government Bond (expressed in each case as a percentage of its principal amount) at 11:00 a.m., Central European Time (CET), on the third business day preceding such date for redemption quoted in writing to the Calculation Agent by such Reference Government Bond Dealer.

Notice of any redemption will be mailed at least 15 days but not more than 60 days before the redemption date to each registered holder of the series of notes to be redeemed by us or by the trustee on our behalf; provided that notice of redemption may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the notes. Once notice of redemption is mailed, the notes called for redemption will become due and payable on the redemption date and at the applicable redemption price, plus accrued and unpaid interest to, but excluding, the redemption date.

Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the notes of such series or portions thereof called for redemption. On or before the redemption date, we will deposit with a paying agent (or the trustee) money sufficient to pay the redemption price of and accrued interest on the notes to be redeemed on that date. If less than all of the notes of a series are to be redeemed, the notes of such series to be redeemed shall be selected in accordance with applicable depositary procedures, in the case of notes represented by a global note, or by the trustee by a method the trustee deems appropriate, in the case of notes that are not represented by a global note.

Payment of Additional Amounts

TDCC or, in the event that payments are required to be made by Dow Inc. pursuant to its obligations under a guarantee it provides pursuant to the covenant described in “—Guarantee Covenant,” Dow Inc. will, subject to the exceptions and limitations set forth below, pay such additional amounts as are necessary in order that the net payment by TDCC, Dow Inc. or a paying agent of the principal of, and premium, if any, and interest on the notes to a holder who is not a U.S. person (as defined below), after withholding or deduction for any future tax, assessment or other governmental charge imposed by the United States or a taxing authority in the United States (a “Taxing Jurisdiction”), will not be less than the amount provided in the notes to be then due and payable; provided, however, that the foregoing obligation to pay additional amounts shall not apply:

(1) to any tax, assessment or other governmental charge that would not have been imposed but for the holder (or the beneficial owner for whose benefit such holder holds such note), or a fiduciary, settlor, beneficiary, member or shareholder of the holder if the holder is an estate, trust, partnership or corporation, or a person holding a power over an estate or trust administered by a fiduciary holder, being considered as:

(a) being or having been engaged in a trade or business in the United States or having or having had a permanent establishment in the United States;

(b) having a current or former connection with the United States (other than a connection arising solely as a result of the ownership of the notes or the receipt of any payment or the enforcement of any rights thereunder), including being or having been a citizen or resident of the United States;

(c) being or having been a passive foreign investment company, a controlled foreign corporation, a foreign tax exempt organization or a personal holding company with respect to the United States or a corporation that has accumulated earnings to avoid U.S. federal income tax;

(d) being or having been a “10-percent shareholder” of TDCC or Dow Inc. as defined in section 871(h)(3) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), or any successor provision;

(e) being a controlled foreign corporation that is related to TDCC or Dow Inc. within the meaning of Section 864(d)(4) of the Code; or

(f) being a bank receiving interest described in Section 881(c)(3)(A) of the Code;

(2) to any holder that is not the sole beneficial owner of the notes, or a portion of the notes, or that is a fiduciary, partnership or limited liability company, but only to the extent that a beneficial owner with respect to the holder, a beneficiary or settlor with respect to the fiduciary, or a beneficial owner or member of the partnership or limited liability company would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment;

(3) to any tax, assessment or other governmental charge that would not have been imposed but for the failure of the holder or any other person to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of the holder or beneficial owner of the notes (including, but not limited to, the requirement to provide Internal Revenue Service Forms W-8BEN, W-8BEN-E, W-8ECI, or any subsequent versions thereof or successor thereto, and including, without limitation, Internal Revenue Service Form W-8IMY and any documentation required to be provided with such form), if compliance is required by statute, by regulation of the United States or any taxing authority therein or by an applicable income tax treaty to which the United States is a party as a precondition to exemption from such tax, assessment or other governmental charge;

(4) to any tax, assessment or other governmental charge that is imposed otherwise than by withholding by us or a paying agent from a payment of principal of or premium, if any, or interest on such notes;

(5) to any tax, assessment or other governmental charge that would not have been imposed but for a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later;

(6) to any estate, inheritance, gift, sales, excise, transfer, wealth, capital gains or personal property tax or similar tax, assessment or other governmental charge;

(7) to any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of or premium, if any, or interest on any note, if such payment can be made without such withholding by at least one other paying agent;

(8) to any tax, assessment or other governmental charge that would not have been imposed but for the presentation by the holder of any note, where presentation is required, for payment on a date more than 30 days after the date on which payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

(9) to any tax, assessment or other governmental charge that would not have been imposed or withheld but for the beneficial owner being a bank (i) purchasing the notes in the ordinary course of its lending business or (ii) that is neither (A) buying the notes for investment purposes only nor (B) buying the notes for resale to a third-party that either is not a bank or holding the notes for investment purposes only;

(10) to any tax, assessment or other governmental charge imposed under Sections 1471 through 1474 of the Code (or any amended or successor provisions), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, any intergovernmental agreement entered into in connection with the implementation of the foregoing and any fiscal or regulatory legislation, rules or practices adopted pursuant to any such intergovernmental agreement; or

(11) in the case of any combination of items (1), (2), (3), (4), (5), (6), (7), (8), (9) and (10).

The notes are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation applicable to the notes. Except as specifically provided under this heading “—Payment of Additional Amounts,” neither we nor Dow Inc., as the case may be, will be required to make any payment for any tax, assessment or other governmental charge imposed by any government or a political subdivision or taxing authority of or in any government or political subdivision.

As used under this heading “—Payment of Additional Amounts” and under the heading “—Redemption for Tax Reasons”, the term “United States” means the United States of America, the states of the United States, and the District of Columbia, and the term “U.S. person” means any individual who is a citizen or resident of the United States for U.S. federal income tax purposes, a corporation, partnership or other entity created or organized in or under the laws of the United States, any state of the United States or the District of Columbia, or any estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Redemption for Tax Reasons

TDCC will be entitled to redeem the notes of any or all series, at its option, at any time in whole but not in part, upon not less than 15 nor more than 60 days’ notice, at 100% of the principal amount thereof, plus accrued and unpaid interest (if any) to, but excluding, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date occurring on or prior to the redemption date), in the event that TDCC or Dow Inc. has become or there is a substantial probability that TDCC or Dow Inc. would become obligated to pay any additional amounts as described under the heading “—Payment of Additional Amounts” as a result of:

•

a change in or an amendment to the laws (including any regulations or rulings promulgated thereunder) of a Taxing Jurisdiction, which change or amendment is announced or becomes effective after the date of this prospectus supplement; or

•

any change in or amendment to any official position regarding the application or interpretation of the laws, or regulations or rulings of a Taxing Jurisdiction, which change or amendment is announced or becomes effective on or after the date of this prospectus supplement, and, in each case, TDCC or Dow Inc., as applicable, cannot avoid such obligation by taking reasonable measures available to us (which, for the avoidance of doubt, shall not include assignment of the obligation to make payment with respect to the notes).

Repurchase at the Option of Holders Upon a Change of Control Repurchase Event

If a Change of Control Repurchase Event (as defined below) occurs with respect to a series of notes, unless we have exercised our right to redeem the notes as described under “—Optional Redemption”, we will make an offer to each holder of the notes of such series to repurchase all or any part (no note of a principal amount of €100,000 or less will be repurchased in part) of that holder’s notes at a price in cash equal to 101% of the aggregate principal amount of such notes repurchased plus accrued and unpaid interest, if any, on the notes repurchased, to, but excluding, the date of repurchase. Within 30 days following any Change of Control Repurchase Event or, at our option, prior to any Change of Control (as defined below) with respect to a series of notes, but after the public announcement of an impending Change of Control, we will mail (or with respect to notes represented by a global note, we will electronically deliver) a notice to each holder of such series of notes, with a copy to the trustee, describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase such notes on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed. The notice shall, if mailed prior to the date of consummation of the Change of Control, state that the offer to repurchase is conditioned on the Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice.

We will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder, to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the notes, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Repurchase Event provisions of the notes by virtue of such conflict.

On the Change of Control Repurchase Event payment date, we will, to the extent lawful:

•	accept for payment all notes or portions of notes (in a minimum principal amount of €100,000 and integral multiples of €1,000 above that amount) properly tendered pursuant to our offer;

•	deposit with the paying agent an amount equal to the aggregate purchase price in respect of all notes or portions of notes properly tendered; and

•	deliver or cause to be delivered to the trustee the notes properly accepted, together with an officer’s certificate stating the aggregate principal amount of notes being repurchased by us.

The paying agent will promptly mail to each holder of notes properly tendered the repurchase price for the notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new note equal in principal amount to any unpurchased portion of any notes surrendered; provided, that each new note will be in a minimum principal amount of €100,000 or an integral multiple of €1,000 above that amount.

We will not be required to make an offer to repurchase the notes upon a Change of Control Repurchase Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and such third party purchases all notes properly tendered and not withdrawn under its offer.

We have no present intention to engage in a transaction involving a Change of Control, although it is possible that we would decide to do so in the future. We could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control, but that could increase the amount of debt outstanding at such time or otherwise affect our capital structure or credit ratings.

Definitions

“Below Investment Grade Rating Event” means with respect to each series of notes, the rating on the notes is lowered by each of the Rating Agencies and such notes are rated below Investment Grade by each of the Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control (which period shall be extended so long as the rating of the applicable notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Repurchase Event hereunder) if any of the Rating Agencies making the reduction in rating to which this definition would otherwise apply does not announce or publicly confirm or inform the trustee in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event).

“Change of Control” means the occurrence of any of the following:

(1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of our properties or assets and those of our subsidiaries taken as a whole to any “person” or “group” (as those terms are used for purposes of Section 13(d)(3) of the Exchange Act), other than us, Dow Inc. or one or more wholly- owned subsidiaries of Dow Inc.;

(2) the consummation of any transaction or series of related transactions (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as those terms are used for purposes of Section 13(d)(3) of the Exchange Act), other than Dow Inc. or one or more wholly-owned subsidiaries of Dow Inc., becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding shares of Voting Stock of Dow Inc. or us, measured by voting power rather than number of shares;

(3) we or Dow Inc. consolidates with, or merges with or into, any person, or any person consolidates with, or merges with or into, us or Dow Inc., in any such event pursuant to a transaction in which any of our or Dow Inc.’s outstanding Voting Stock or the Voting Stock of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of our or Dow Inc.’s Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person or any direct or indirect parent company of the surviving person immediately after giving effect to such transaction;

(4) the first day on which a majority of the members of the board of directors of TDCC or the board of directors of Dow Inc. are not Continuing Directors; or

(5) the adoption of a plan relating to liquidation or dissolution of us or Dow Inc.

Notwithstanding the foregoing, a transaction will not be considered to be a Change of Control under clause (2) above if (a) we or Dow Inc. becomes a direct or indirect wholly-owned subsidiary of a holding company and (b) (y) immediately following that transaction, the direct or indirect holders of the Voting Stock of the holding company are substantially the same as the holders of Dow Inc.’s Voting Stock immediately prior to that transaction or (z) immediately following that transaction, no person (as that term is used in Section 13(d)(3) of the Exchange Act) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of the holding company. Furthermore, neither the formation of an intermediate holding company of us that is 100% owned by Dow Inc. (directly or indirectly) or any business combination between us and Dow Inc. or any wholly-owned subsidiaries of Dow Inc. will constitute a Change of Control. Accordingly, a holder of the notes will not have the ability to require us to repurchase such holders’ notes as a result of the consummation of such transactions.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of our properties or assets and those of our subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require us to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of our properties and assets and of those of our subsidiaries taken as a whole to another person or group may be uncertain.

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Continuing Directors” means, as of any date of determination, (a) with respect to any member of the board of directors Dow Inc., any such member who (1) was a member of such board of directors on the date of the issuance of the notes or (2) was nominated for election or elected to such board of directors with the approval of a majority of the Continuing Directors who were members of such board of directors at the time of such nomination or election (either by a specific vote or by approval of our proxy statement in which such member was named as a nominee for election as a director) and (b) with respect to any member of the board of directors of TDCC, any such member who (1) was a member of such board of directors on the date of the issuance of the notes or (2) was appointed, nominated for election or elected to such board of directors by Dow Inc.

Under a recent Delaware Chancery Court interpretation of the foregoing definition of “Continuing Directors,” our Board of Directors could approve, for purposes of such definition, a slate of stockholder nominated directors without endorsing them, or while simultaneously recommending and endorsing its own slate instead. Accordingly, under such interpretation, our Board of Directors could approve a slate of directors that includes a majority of dissident directors nominated pursuant to a proxy contest, and the ultimate election of such dissident slate would not constitute a “Change of Control Repurchase Event” that would trigger a holder’s right to require us to repurchase the holder’s notes as described above.

“Fitch” means Fitch Ratings, Inc., and its successors.

“Investment Grade” means a rating of BBB- or better by Fitch (or its equivalent under any successor rating categories of Fitch), Baa3 or better by Moody’s (or its equivalent under any successor rating categories of

Moody’s) and a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P) or the equivalent investment grade credit rating from any additional Rating Agency or Rating Agencies selected by us.

“Moody’s” means Moody’s Investors Services Inc., and its successors.

“Rating Agency” means (1) each of Fitch, Moody’s and S&P; and (2) if any of Fitch, Moody’s or S&P ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” registered pursuant to Section 15E of the Exchange Act, selected by us as a replacement agency for Fitch, Moody’s or S&P, as the case may be.

“S&P” means S&P Global Ratings, a division of S&P Global, Inc., and its successors.

“Voting Stock” means, with respect to any person, capital stock of any class or kind the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such person, even if the right so to vote has been suspended by the happening of such a contingency.

Sinking Fund

The notes will not be entitled to any sinking fund.

Book-Entry Delivery and Settlement

Global Notes

We will issue the notes of each series in the form of one or more global notes in definitive, fully registered, book-entry form. The global notes will be deposited with or on behalf of a common depositary for, and in respect of interests held through, Clearstream and Euroclear.

Clearstream and Euroclear

Beneficial interests in the global notes will be represented, and transfers of such beneficial interests will be effected, through accounts of financial institutions acting on behalf of beneficial owners as direct or indirect participants in Euroclear or Clearstream. Those beneficial interests will be in denominations of €100,000 and integral multiples of €1,000 in excess thereof. Investors may hold notes directly through Euroclear or Clearstream, if they are participants in such systems, or indirectly through organizations that are participants in such systems.

Owners of beneficial interests in the global notes will not be entitled to have notes registered in their names, and, except as described herein, will not receive or be entitled to receive physical delivery of notes in certificated form. So long as the common depositary for Euroclear and Clearstream or its nominee is the registered owner of the global notes, the common depositary for all purposes will be considered the sole holder of the notes represented by the global notes under the Indenture and the global notes. Except as provided below, beneficial owners will not be considered the owners or holders of the notes under the Indenture, including for purposes of receiving any reports delivered by us or the trustee pursuant to the Indenture. Accordingly, each beneficial owner must rely on the procedures of the clearing systems and, if such person is not a participant of the clearing systems, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the Indenture. Under existing industry practices, if we request any action of holders or a beneficial owner desires to give or take any action which a holder is entitled to give or take under the Indenture, the clearing systems would authorize their participants holding the relevant beneficial interests to give or take action and the participants would authorize beneficial owners owning through the participants to give or take such action or would otherwise act upon the instructions of beneficial owners. Conveyance of notices and other communications by the clearing systems to their participants, by the participants to indirect participants and by the participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. These limits and laws may impair the ability to transfer beneficial interests in global notes.

Clearstream has advised us that it is incorporated under the laws of Luxembourg and licensed as a bank and a professional depositary. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between its customers through electronic book-entry changes in accounts of its customers, thereby eliminating the need for physical movement of certificates. Clearstream provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream has established an electronic bridge with Euroclear to facilitate the settlement of trades between the nominees of Clearstream and Euroclear. As a registered bank in Luxembourg, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Section. Clearstream customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream customer either directly or indirectly.

Euroclear has advised us that it was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank SA/NV, which we refer to as the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation, which we refer to as the Cooperative. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers, and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

We understand that Euroclear is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking and Finance Commission.

We have provided the descriptions of the operations and procedures of Clearstream and Euroclear in this prospectus supplement solely as a matter of convenience. These operations and procedures are solely within the control of those organizations and are subject to change by them from time to time. None of us, the underwriters nor the trustee takes any responsibility for these operations or procedures, and you are urged to contact Clearstream and Euroclear or their participants directly to discuss these matters.

Euroclear and Clearstream Arrangements

So long as Euroclear or Clearstream or their nominee or their common depositary is the registered holder of the global notes, Euroclear, Clearstream or such nominee, as the case may be, will be considered the sole owner or holder of the notes represented by such global notes for all purposes under the Indenture and the notes.

Payments of principal, interest and additional amounts, if any, in respect of the global notes will be made to Euroclear, Clearstream, such nominee or such common depositary, as the case may be, as registered holder thereof. None of us, the trustee, any agent and any affiliate of any of the above or any person by whom any of the above is controlled (as such term is defined in the Securities Act) will have any responsibility or liability for any records relating to or payments made on account of beneficial ownership interests in the global notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Distributions of principal and interest with respect to the global notes will be credited in euro to the extent received by Euroclear or Clearstream from the paying agent to the cash accounts of Euroclear or Clearstream customers in accordance with the relevant system’s rules and procedures.

Because Euroclear and Clearstream can only act on behalf of participants, who in turn act on behalf of indirect participants, the ability of a person having an interest in the global notes to pledge such interest to persons or entities which do not participate in the relevant clearing system, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate in respect of such interest.

Initial Settlement

We understand that investors that hold their notes through Clearstream or Euroclear accounts will follow the settlement procedures that are applicable to conventional eurobonds in registered form. Subject to applicable procedures of Clearstream and Euroclear, notes will be credited to the securities custody accounts of Clearstream and Euroclear participants on the business day following the settlement date, for value on the settlement date.

Secondary Market Trading

Because the purchaser determines the place of delivery, it is important to establish at the time of trading of any notes where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

We understand that secondary market trading between Clearstream and/or Euroclear participants will occur in the ordinary way following the applicable rules and operating procedures of Clearstream and Euroclear. Secondary market trading will be settled using procedures applicable to conventional eurobonds in registered form.

You should be aware that investors will only be able to make and receive deliveries, payments and other communications involving the notes through Clearstream and Euroclear on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream and Euroclear on the same business day as in the United States. U.S. investors who wish to transfer their interests in the notes, or to make or receive a payment or delivery of the notes, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream or Euroclear is used.

Clearstream or Euroclear will credit payments to the cash accounts of Clearstream customers or Euroclear participants, as applicable, in accordance with the relevant system’s rules and procedures, to the extent received by its depositary. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder under the Indenture on behalf of a Clearstream customer or Euroclear participant only in accordance with its relevant rules and procedures.

Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the Notes among participants of Clearstream and Euroclear. However, they are under no obligation to perform or continue to perform those procedures, and they may discontinue those procedures at any time.

Certificated Notes

Individual certificates in respect of the notes will not be issued in exchange for the global notes, except in very limited circumstances. Subject to certain conditions, the notes represented by global notes are exchangeable for certificated notes in definitive form of like tenor in minimum denominations of €100,000 principal amount and integral multiples of €1,000 in excess thereof if:

•

we have been notified that both Clearstream and Euroclear have been closed for a continuous period of at least 14 days (other by reason of a holiday, statutory or otherwise) or have announced an intention permanently to cease business or have in fact done so and no successor clearing system is available;

•	an event of default has occurred and is continuing; or

•	we determine not to have the notes represented by a global note.

Neither we nor the trustee will be liable for any delay by the holder of the relevant global notes in identifying the holders of beneficial interests in the global notes, and each such person may conclusively rely on, and will be protected in relying on, instructions from Clearstream or Euroclear for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of the definitive notes to be issued).

MATERIAL UNITED STATES FEDERAL TAX CONSEQUENCES

The following discussion summarizes the material United States federal tax consequences of the purchase, ownership and disposition of the notes. This summary:

•

is based on the Internal Revenue Code of 1986, as amended (the “Code”), regulations including proposed regulations and temporary regulations issued under the Code, judicial decisions and administrative pronouncements, all as of the date of this supplement, and all of which are subject to differing interpretations or to change. Any such change may be applied retroactively and may adversely affect the United States federal tax consequences described in this prospectus supplement;

•

addresses only tax consequences of initial investors that purchase the notes for cash at their “issue price” (the first price at which a substantial amount of the Notes is sold for money, not including sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers), and hold the notes as capital assets within the meaning of Section 1221 of the Code (that is, for investment purposes);

•	does not discuss all of the tax consequences that may be relevant to particular investors in light of their particular circumstances (such as the application of the alternative minimum tax);

•

does not discuss all of the tax consequences that may be relevant to investors that are subject to special treatment under the United States federal income tax laws (such as life insurance companies, financial institutions, tax-exempt organizations, individual retirement and other tax-deferred accounts, regulated investment companies, dealers in securities or currencies, U.S. Holders (as defined below) whose functional currency for tax purposes is not the United States dollar, persons holding the notes as part of a hedge or hedged against currency risk, straddle, “synthetic security,” constructive sale, conversion or other integrated transaction, former United States citizens or long-term residents, or traders in securities that have elected to use a mark-to-market method of accounting for their securities holdings);

•

does not discuss the effect of other United States federal tax laws (such as estate and gift tax laws) except to the limited extent specifically indicated below, and does not discuss any state, local or foreign tax laws; and

•

does not discuss the tax consequences of a person holding notes through a partnership (or other entity or arrangement classified as a partnership for United States federal income tax purposes), except to the limited extent specifically indicated below.

We have not sought and will not seek a ruling from the Internal Revenue Service (the “IRS”) with respect to any matters discussed in this section, and we cannot assure you that the IRS will not take a different position concerning the tax consequences of the purchase, ownership or disposition of the notes, or that any such position would not be sustained.

If a partnership (or other entity or arrangement classified as a partnership for United States federal income tax purposes) holds the notes, the tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. This supplement does not discuss rules applicable to partnerships. If you are a partnership or a partner in a partnership holding notes, you should consult your own tax advisor regarding the tax consequences of the purchase, ownership or disposition of the notes.

Material United States Federal Income Tax Consequences of U.S. Holders

The following is a summary of the material United States federal income tax consequences of the purchase, ownership and disposition of the notes by a holder that is a “U.S. Holder.” For purposes of this summary, “U.S. Holder” means a beneficial owner of a note or notes that is, for United States federal income tax purposes:

•	an individual who is a citizen or resident (including a deemed resident) of the United States;

•

a corporation (or other entity taxable as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States (or any state thereof or the District of Columbia);

•	an estate whose net income is subject to United States federal income taxation regardless of its source; or

•

a trust if (i) a court within the United States is able to exercise primary supervision over its administration and one or more United States persons (within the meaning of the Code) have the authority to control all of its substantial decisions, or (ii) such trust was in existence on August 20, 1996 and has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

Under the “substantial presence” test, an individual may, subject to certain exceptions, be deemed to be a resident of the United States by reason of being present in the United States for at least 31 days in the calendar year and for an aggregate of at least 183 days during a three-year period ending in the current calendar year (counting for such purposes all of the days present in the current year, one-third of the days present in the immediately preceding year and one-sixth of the days present in the second preceding year).

If you are not a U.S. Holder, this subsection does not apply to you and you should refer to “—Material United States Federal Tax Consequences of Non-U.S. Holders.”

Treatment of Interest

The terms of the Notes provide that the first payment of interest will be greater than one year after the issue date of the Notes. As such, the Notes will not be treated as providing for interest that is unconditionally payable at least annually at a single fixed rate. Accordingly, none of the interest paid on the Notes will be treated as “qualified stated interest”, and the Notes will be treated as having been issued with “original issue discount” (“OID”). The amount of such OID is equal to the Notes’ “stated redemption price at maturity” less their issue price (as defined above). The “stated redemption price at maturity” of a Note is the sum of all payments provided by the terms of the Note.

Each U.S. Holder of a Note (regardless of its regular method of tax accounting) will be required to include in income the sum of the “daily portions” of OID on that Note for all days during the taxable year that the U.S. Holder owns the Note. The daily portions of OID on a Note are determined by allocating to each day in any “accrual period” a ratable portion of the OID allocable to the accrual period. The accrual period of a Note may be of any length and may vary in length over the term of the Note, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs either on the first or last day of an accrual period. The amount of OID on a Note allocable to each accrual period generally is determined by multiplying the “adjusted issue price” of the Note at the beginning of the accrual period by the “yield to maturity” of the Note (adjusting the yield to take into account the length of the particular accrual period). The “adjusted issue price” of a Note at the beginning of any accrual period will be the sum of its issue price and the amount of OID allocable to all prior accrual periods, reduced by the amount of all payments made with respect to such Notes in all prior accrual periods. The yield to maturity of a Note is the discount rate that, when used in computing the present value of all principal and interest payments to be made under the Note, produces an amount equal to the issue price of the Note.

OID on the Notes will be determined for any accrual period in euro and then translated United States dollars based on the average spot rate of exchange in effect for the accrual period or, with respect to an accrual period that spans two taxable years, at the average spot rate of exchange for the partial period within the applicable taxable year. Alternatively, a U.S. Holder may elect to translate OID into United States dollars at the spot rate of exchange on the last day of the interest accrual period (or, in the case of a partial accrual period, the spot rate of exchange on the last day of the taxable year) or, if the date of receipt is within five business days of the last day of the interest accrual period, the spot rate of exchange on the date of receipt.

Upon receipt of an amount attributable to OID (whether in connection with a payment of interest on, or the disposition (as defined below) of, a Note), a U.S. Holder will recognize foreign currency gain or loss (treated as ordinary income or loss) in an amount equal to the difference between the amount of income received attributable to the OID (translated into U.S. dollars at the spot rate on the date of receipt) and the amount of OID previously accrued (as discussed above). For these purposes, all receipts on a Note will be viewed first, as receipts of previously accrued OID (to the extent thereof), with payments considered made for the earliest accrual periods first; and second, as the receipt of principal.

Treatment of Dispositions of Notes

Upon the sale, exchange, redemption, retirement or other taxable disposition (collectively, a “disposition”) of a note, a U.S. Holder generally will recognize gain or loss equal to the difference between (i) the amount received on such disposition (other than amounts received in respect of accrued and unpaid interest, which will generally be taxable to that U.S. Holder as ordinary interest income at that time if not previously included in the U.S. Holder’s income) and (ii) the U.S. Holder’s adjusted tax basis in the note. A U.S. Holder’s adjusted tax basis in a note will be, in general, the cost of the note to the U.S. Holder, increased by the OID previously accrued by such U.S. Holder with respect to such Note and reduced by any payments made on such Note. For notes purchased with euros, a U.S. Holder’s cost generally will be the United States dollar value of the euros paid for such note determined at the spot rate on the date of such purchase (or, in the case of a cash basis or electing accrual basis taxpayer, the settlement date of the purchase, if the note is traded on an established securities market). If the note is disposed of for euros, then a U.S. Holder’s amount realized generally will be the United States dollar value of any euros received based on the spot rate in effect on the date of such disposition (or, in the case of a cash basis or electing accrual basis taxpayer, the settlement date of the disposition, if the note is traded on an established securities market). For U.S. Holders using the accrual method of accounting and that have not elected to translate euro amounts at the spot rate of exchange on the settlement date, upon receipt of a payment in euros, such U.S. Holder may recognize foreign currency exchange gain or loss equal to the difference (if any) between the United States dollar value of the amount received based on the spot rates in effect on the disposition date and the settlement date.

Subject to the foreign currency exchange rules discussed below, gain or loss realized on disposition of a note generally will be capital gain or loss, and will be long-term capital gain or loss if, at the time of such disposition, the note has been held for more than one year. Otherwise, such gain or loss generally will be short-term capital gain or loss. Long-term capital gain recognized by a non-corporate U.S. Holder generally is eligible for lower rates of United States federal income taxation than those applicable to ordinary income. The deductibility of capital losses is subject to limitations. U.S. Holders should consult their own tax advisors as to the deductibility of capital losses in their particular circumstances. A portion of a U.S. Holder’s gain or loss with respect to the principal amount of a note may be treated as foreign currency exchange gain or loss. Foreign currency exchange gain or loss will be treated as ordinary income or loss. For these purposes, the principal amount of a note is a U.S. Holder’s purchase price for the note calculated in euro on the date of purchase, and the amount of foreign currency exchange gain or loss recognized is equal to the difference between (i) the United States dollar value of the principal amount determined on the date of the disposition of the note and (ii) the United States dollar value of the principal amount determined on the date the U.S. Holder purchased the note (or, in each case, on the settlement date of the disposition or purchase, if the notes are traded on an established securities market and the U.S. Holder is either a cash basis taxpayer, or an electing accrual basis taxpayer, as discussed above). The amount of foreign currency exchange gain or loss upon a disposition of a note (including with respect to accrued and unpaid interest and accrued OID) will be realized by a U.S. holder only to the extent of the total gain or loss realized by the U.S. holder on such disposition.

Exchange of Euro

A U.S. Holder’s tax basis in any euro received as interest or on the sale or other disposition of a note will be the United States dollar value of such euro at the spot rate of exchange in effect on the date of receipt of the euro. Any gain or loss recognized by a U.S. Holder on a disposition of the euro will be ordinary income or loss.

Medicare Tax

A tax of 3.8% on certain individuals, trusts and estates is imposed on the lesser of (1) the taxpayer’s “net investment income” (or undistributed net investment income in the case of an estate or trust) for the relevant taxable year and (2) the excess of the taxpayer’s modified adjusted gross income (or adjusted gross income in the case of an estate or trust) for the taxable year over a certain threshold. A U.S. Holder’s net investment income will generally include gross income from interest on the notes and net gain attributable to the disposition of certain property, such as the notes, less certain deductions, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). Prospective investors should consult their own tax advisors regarding the applicability of this tax in their particular circumstances in respect of their investment in the notes.

Reportable Transactions

In certain circumstances, Treasury regulations require foreign currency exchange losses in excess of a threshold amount to be reported to the IRS. U.S. Holders should consult their tax advisors to determine the tax return obligations, if any, with respect to an investment in the notes, including any requirement to file IRS Form 8886.

Material United States Federal Tax Consequences of Non-U.S. Holders

The following is a summary of the material United States federal income and estate tax consequences of the purchase, ownership and disposition of the notes by a holder that is a “Non-U.S. Holder.” For purposes of this summary, “Non-U.S. Holder” means a beneficial owner of a note or notes, other than a partnership (or an entity or arrangement classified as a partnership for United States federal income tax purposes), who is not a U.S. Holder.

Special rules may apply to Non-U.S. Holders that are subject to special treatment under the Code, including controlled foreign corporations, passive foreign investment companies, certain U.S. expatriates, and foreign persons eligible for benefits under an applicable income tax treaty with the United States. Such Non-U.S. Holders should consult their own tax advisors to determine the United States federal, state, local and other tax consequences that may be relevant to them.

Treatment of Interest

Subject to the discussions below concerning backup withholding and FATCA, a Non-U.S. Holder will not be subject to United States federal income tax (including withholding tax) in respect of interest income on the notes if the interest income qualifies for the “portfolio interest exception.” Interest income on the notes (including OID) will qualify for the “portfolio interest exception” if each of the following requirements is satisfied:

•

the interest is not effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the United States (or, in the case of an applicable income tax treaty, is not attributable to a permanent establishment maintained by the Non-U.S. Holder within the United States);

•	the Non-U.S. Holder appropriately certifies its status as a non-United States person (as described below);

•	the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of our stock entitled to vote; and

•	the Non-U.S. Holder is not a “controlled foreign corporation” that is actually or constructively related to us through stock ownership.

The certification requirement referred to above generally will be satisfied if the Non-U.S. Holder provides us or our paying agent with a statement on IRS Form W-8BEN or IRS form W-8BEN-E, as applicable (or suitable substitute or successor form), together with all appropriate attachments, signed under penalties of perjury, identifying the Non-U.S. Holder and stating, among other things, that the Non-U.S. Holder is not a United States person (within the meaning of the Code). If the Non-U.S. Holder holds its notes through a securities clearing organization, bank, financial institution or other agent acting on the holder’s behalf, the Non-U.S. Holder will be required to provide appropriate documentation to that agent, and that agent will then be required to provide appropriate documentation to us or our paying agent (either directly or through other intermediaries). For payments made to foreign partnerships and certain other pass-through entities, the certification requirement will generally apply to the partners or other interest holders rather than the partnership or other pass-through entity. Prospective Non-U.S. Holders should consult their own tax advisors regarding this certification requirement and alternative methods for satisfying the certification requirement.

If the requirements of the “portfolio interest exception” are not satisfied with respect to a Non-U.S. Holder, payments of interest to that Non-U.S. Holder will be subject to withholding of United States federal income tax at a 30% rate, unless another exemption or a reduced withholding rate applies. For example, an applicable income tax treaty may reduce or eliminate such tax, in which event a Non-U.S. Holder claiming the benefit of such treaty must provide the withholding agent with a properly executed IRS Form W-8BEN or IRS form W-8BEN-E, as applicable (or suitable substitute or successor form) establishing the benefit of the applicable income tax treaty. Alternatively, an exemption applies to the 30% United States withholding tax if the interest is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States and the Non-U.S. Holder provides an appropriate statement to that effect on a properly executed IRS Form W-8ECI (or suitable substitute or successor form). A Non-U.S. Holder that holds the notes in connection with a trade or business conducted within the United States generally will be subject to United States federal income tax with respect to all income from the notes in the same manner as U.S. Holders, as described above, unless an applicable income tax treaty provides otherwise. In addition, such a Non-U.S. Holder that is a corporation may be subject to a branch profits tax with respect to any such United States trade or business income at a rate of 30% (or at a reduced rate under an applicable income tax treaty).

Treatment of Dispositions of Notes

Subject to the discussion below concerning backup withholding, a Non-U.S. Holder generally will not be subject to United States federal income tax or withholding tax on gain realized upon the disposition of a note unless the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, in the case of an applicable income tax treaty, is attributable to a permanent establishment maintained by the Non-U.S. Holder within the United States).

In this case, the Non-U.S. Holder generally will be subject to United States federal income tax with respect to such gain in the same manner as U.S. Holders, as described above, unless an applicable income tax treaty provides otherwise. Additionally, Non-U.S. Holders that are corporations could be subject to a branch profits tax with respect to such gain at a rate of 30% (or at a reduced rate under an applicable income tax treaty).

Treatment of Notes for United States Federal Estate Tax Purposes

A note held, or beneficially held, by an individual who is neither a citizen nor a resident (as determined for estate tax purposes) of the United States at the time of his or her death will not be includable in the individual’s gross estate for United States federal estate tax purposes, provided that (i) the Non-U.S. Holder does not at the time of death actually or constructively own 10% or more of the combined voting power of all classes of our stock entitled to vote and (ii) at the time of death, payments with respect to such note would not have been effectively connected with the conduct by such holder of a trade or business in the United States. In addition, under the terms of an applicable estate tax treaty, United States federal estate tax may not apply or be modified with respect to a note.

FATCA

Withholding taxes may be imposed under the Foreign Account Tax Compliance Act (“FATCA”) on certain types of payments made to certain foreign financial institutions and other non-U.S. entities.

Specifically, a 30% withholding tax will be imposed on payments of interest on notes made to a “foreign financial institution” or a “non-financial foreign entity” (in each case, as defined in the Code), regardless of whether such foreign institution or entity is a beneficial owner or an intermediary, unless (1) in the case of a foreign financial institution, the foreign financial institution undertakes certain diligence and reporting obligations; (2) in the case of a non-financial foreign entity, the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner and satisfies certain other requirements; or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements described in clause (1) above, it must enter into an agreement with the IRS requiring, among other things, that it undertake to identify accounts held by certain “U.S. persons” or “U.S.-owned foreign entities” (in each case, as defined in the Code), annually report certain information about such accounts and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Prospective purchasers of notes should consult their tax advisors regarding the consequences and application of the rules under FATCA.

United States Information Reporting Requirements and Backup Withholding Tax

U.S. Holders

TDCC, or if a U.S. Holder holds notes through a broker or other securities intermediary, the intermediary, may be required to file information returns with respect to payments made to the U.S. Holder of interest (including OID), and, in some cases, disposition proceeds on the notes.

In addition, U.S. Holders may be subject to backup withholding on those payments if they do not provide their taxpayer identification numbers in the manner required, the IRS notifies us or the intermediary that the taxpayer identification number furnished by the U.S. Holders is incorrect, they fail to certify that they are not subject to backup withholding, they fail to properly report in full their dividend and interest income, or they otherwise fail to comply with the applicable requirements of backup withholding rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a credit against the U.S. Holder’s United States federal income tax liability (or refund) provided the required information is timely furnished to the IRS. Prospective U.S. Holders should consult their own tax advisors concerning the application of information reporting and backup withholding rules.

Non-U.S. Holders

United States federal income tax rules concerning information reporting and backup withholding applicable to Non-U.S. Holders are as follows:

•

we may be required to report annually to the IRS and to each Non-U.S. Holder the amount of interest (including OID) paid to, and the tax withheld, if any, with respect to each Non-U.S. Holder. The IRS may make this information available under the provisions of an applicable income tax treaty to the tax authorities in the country in which the Non-U.S. Holder is resident.

•	interest payments received by a Non-U.S. Holder will be generally exempt from backup withholding tax if such payments are subject to the 30% withholding tax on interest or if they are exempt from that tax by application of a tax treaty or the “portfolio interest” exception, where the non-U.S. Holder satisfies the certification requirements described under “—Material United States Federal Tax Consequences of Non-U.S. Holders—Treatment of Interest” above. The exemption does not apply if the withholding agent or an intermediary knows or has reason to know that the Non-U.S. Holder should be subject to the information reporting or backup withholding rules.

•

sale proceeds received by a Non-U.S. Holder on a sale of notes through a broker may be subject to information reporting and/or backup withholding if the Non-U.S. Holder is not eligible for an exemption or does not provide the certification described under “—Material United States Federal Tax Consequences of Non-U.S. Holders—Treatment of Interest” above. In particular, information reporting and backup withholding may apply if the Non-U.S. Holder uses the United States office of a broker, and information reporting (but generally not backup withholding) may apply if a Non-U.S. Holder uses the foreign office of a broker that has certain connections to the United States.

•

sale proceeds received by a Non-U.S. Holder on a sale of notes through the United States office of a broker generally will be subject to backup withholding tax and information reporting unless the Non-U.S. Holder satisfies the certification requirements described under “—Material United States Federal Tax Consequences of Non-U.S. Holders—Treatment of Interest” above or otherwise establishes an exemption;

•

sale proceeds received by a Non-U.S. Holder on a sale of notes through a non-United States office of a broker that is a not a United States person and does not have any certain specified United States connections (a “United States Related Person”) will not be subject to backup withholding tax or information reporting; and

•

sale proceeds received by a Non-U.S. Holder on a sale of notes through a non-United States office of a broker that is a United States person or a United States Related Person generally will be subject to information reporting (but generally not backup withholding tax) unless the Non-U.S. Holder satisfies the certification requirements described under “—Material United States Federal Tax Consequences of Non-U.S. Holders—Treatment of Interest” above or otherwise establishes an exemption.

United States backup withholding is not an additional tax. Any amounts withheld under the backup withholding tax rules will be allowed as a refund or a credit against the Non-U.S. Holder’s United States federal income tax liability, provided that the required information is timely furnished to the IRS.

Prospective Non-U.S. Holders should consult their own tax advisors concerning the application of information reporting and backup withholding rules.

THE UNITED STATES FEDERAL TAX CONSEQUENCES SET FORTH ABOVE MAY VARY FOR INVESTORS IN DIFFERENT TAX SITUATIONS. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES, INCLUDING THE TAX CONSEQUENCES UNDER UNITED STATES FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS (AND ANY PROPOSED CHANGES IN APPLICABLE LAW).

UNDERWRITING (CONFLICTS OF INTEREST)

Barclays Bank PLC, Deutsche Bank AG, London Branch and Merrill Lynch International are acting as joint book-running managers of the offering and as representatives of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has agreed to purchase, and we have agreed to sell to that underwriter, the principal amount of notes set forth opposite the underwriter’s name.

Underwriters	Principal Amount of 2027 Notes	Principal Amount of 2032 Notes	Principal Amount of 2040 Notes
Barclays Bank PLC	€170,000,000	€127,500,000	€85,000,000
Deutsche Bank AG, London Branch	170,000,000	127,500,000	85,000,000
Merrill Lynch International	170,000,000	127,500,000	85,000,000
Citigroup Global Markets Limited	60,000,000	45,000,000	30,000,000
HSBC Bank plc	60,000,000	45,000,000	30,000,000
Mizuho International plc	60,000,000	45,000,000	30,000,000
SMBC Nikko Capital Markets Limited	60,000,000	45,000,000	30,000,000
Banco Bilbao Vizcaya Argentaria, S.A.	34,000,000	25,500,000	17,000,000
BNP Paribas	34,000,000	25,500,000	17,000,000
ING Bank N.V., Belgian Branch	34,000,000	25,500,000	17,000,000
J.P. Morgan Securities plc	34,000,000	25,500,000	17,000,000
Wells Fargo Securities International Limited	34,000,000	25,500,000	17,000,000
Crédit Agricole Corporate and Investment Bank	20,000,000	15,000,000	10,000,000
MUFG Securities EMEA plc	20,000,000	15,000,000	10,000,000
Banco Santander, S.A.	20,000,000	15,000,000	10,000,000
Standard Chartered Bank	20,000,000	15,000,000	10,000,000

Total	€1,000,000,000	€750,000,000	€500,000,000

The underwriting agreement provides that the obligations of the underwriters to purchase the notes included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the notes if they purchase any of the notes. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated. TDCC has agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

Commissions and Discounts

The underwriters have advised us that they propose to offer the notes directly to the public at the public offering prices set forth on the cover page of this prospectus supplement, and to certain dealers at such prices less a concession not in excess of 0.250% of the principal amount of the 2027 notes, 0.300% of the principal amount of the 2032 notes and 0.450% of the principal amount of the 2040 notes. The underwriters may allow, and such dealers may reallow, a concession not in excess of 0.150% of the principal amount of the 2027 notes, 0.150% of the principal amount of the 2032 notes and 0.250% of the principal amount of the 2040 notes to certain other dealers. After the initial offering of the notes to the public, the representatives may change the public offering prices and other selling terms.

The following table shows the underwriting discounts that we are to pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the notes).

	Per 2027 Note	Total	Per 2032 Note	Total	Per 2040 Note	Total
Underwriting discount paid by us	0.400%	€4,000,000	0.475%	€3,562,500	0.750%	€3,750,000

The estimated fees and expenses of this offering are approximately €1 million. These may include, without limitation, all registration and filing fees, printing costs, fees and expenses of our counsel and accountants, and any “blue sky” filing fees and expenses.

New Issue of Notes

The notes are new issues of securities with no established trading market. We intend to apply to list the notes on the New York Stock Exchange. The listing applicable will be subject to approval by the New York Stock Exchange. Upon such listing, we will use commercially reasonable efforts to maintain such listing and satisfy the requirements for such continued listing as long as the notes are outstanding. We have been advised by the underwriters that the underwriters intend to make a market in the notes of each series but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading markets for the notes or that active public markets for the notes will develop. If active public markets for the notes do not develop, the market prices and liquidity of the notes may be adversely affected.

Price Stabilization and Short Positions

In connection with the issue of the notes, Merrill Lynch International (in this capacity, the “stabilizing manager”) (or any person acting on behalf of the stabilizing manager) may over-allot the notes or effect transactions with a view to supporting the market prices of the notes at a level higher than that which might otherwise prevail. These transactions may include short sales, stabilizing transactions and purchases on the open market to cover positions created by short sales. Short sales involve the sale by the stabilization manager of a greater principal amount of notes than they are required to purchase in this offering. The stabilization manager must close out any short position by purchasing notes in the open market. A short position is more likely to be created if the stabilization manager is concerned that there may be downward pressure on the prices of the notes in the open market after pricing that could adversely affect investors who purchase in this offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market prices of the notes while this offering is still in progress.

Similar to other purchase transactions, the stabilization manager’s purchases to cover the syndicate short sales may have the effect of raising or maintaining the market prices of the notes or preventing or retarding a decline in the market prices of the notes. As a result, the prices of the notes may be higher than the prices that might otherwise exist in the open market.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor any of the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Other Relationships

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. Affiliates of the underwriters are agents and/or lenders under our bank credit facilities. In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments, including serving as counterparties to certain derivative and hedging arrangements, and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge, and certain of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Certain of the underwriters are not U.S. broker-dealers registered with the SEC. To the extent any underwriter that is not a U.S.-registered broker-dealer intends to effect sales of the notes in the United States, to the extent permitted by applicable laws and regulations, they will do so through one or more U.S. registered broker-dealers as permitted by FINRA regulations.

Conflicts of Interest

As described in this prospectus supplement under “Use of Proceeds,” net proceeds of this offering may be used to redeem the outstanding 2022 Notes and repay a portion of the term loan facility of Dow Silicones Corporation. One or more of the underwriters and/or their affiliates may hold positions in the 2022 Notes and/or the term loan facility of Dow Silicones Corporation. Because of the manner in which the proceeds will be used, more than five percent of the net proceeds of the offering may be paid to members or affiliates of members of the Financial Industry Regulatory Authority, Inc. participating in the offering, which creates a conflict of interest under FINRA Rule 5121. As a result, the offering will be conducted in accordance with FINRA Rule 5121. In accordance with that rule, no “qualified independent underwriter” is required because the notes will be investment grade rated.

Alternative Settlement Dates

It is expected that delivery of the notes will be made against payment therefor on or about February 25, 2020, which is the fifth business day following the date hereof (such settlement cycle being referred to as “T+5”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes prior to the second business day prior to the settlement date will be required, by virtue of the fact that the notes initially will settle in T+5, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement. Purchasers of the notes who wish to trade the notes on the date of pricing should consult their own advisors.

Selling Restrictions

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the notes offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The notes offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such notes be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any notes offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

Notice to Prospective Investors in the European Economic Area and the United Kingdom

References in this section to Regulations or Directives include, in relation to the UK, those Regulations or Directives as they form part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 or have been implemented in UK domestic law, as appropriate.

PRIIPs Regulation/Prohibition of Sales to EEA retail investors

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA or the United Kingdom. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of MiFID II; or (ii) a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II. Consequently no key information document required by the PRIIPs Regulation for offering or selling the notes or otherwise making them available to retail investors in the EEA or the United Kingdom has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA or the United Kingdom may be unlawful under the PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of notes in any Member State of the EEA or the United Kingdom will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation. The expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

Each underwriter has represented and agreed that it has not offered, sold, distributed or otherwise made available and will not offer, sell, distribute or otherwise make available any notes to any retail investor (as defined above) in the EEA or the United Kingdom.

Each person located in a Member State of the EEA or the United Kingdom to whom any offer of notes is made or who receives any communication in respect of an offer of notes, or who initially acquires any notes, or to whom the notes are otherwise made available, will be deemed to have represented, warranted, acknowledged and agreed to and with each underwriter and the Company that it and any person on whose behalf it acquires notes is not a “retail investor” (as defined above).

United Kingdom

This prospectus supplement is for distribution only to persons who (i) have professional experience in matters relating to investments who qualify as investment professionals within the meaning of Article 19(5) of the Financial Promotion Order, (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 the FSMA) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This prospectus supplement is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement relates is available only to relevant persons and will be engaged in only with relevant persons.

Each underwriter has represented to us and agreed with us that:

(a)

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

Hong Kong

The notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) (the “FIEL”), and, accordingly, will not be offered or sold directly or indirectly, in Japan or to, or for the account or benefit of, any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the account or benefit of, a Japanese Person, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and other applicable laws, regulations and ministerial guidelines promulgates by the relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purpose of this paragraph “Japanese Person” means any person resident in Japan, including any corporation or other entity incorporated or organized under the laws of Japan.

Singapore

This prospectus supplement and the accompanying prospectus have not been and will not be registered as a prospectus with the Monetary Authority of Singapore under the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”). Accordingly, each underwriter has not offered or sold any notes or caused such notes to be made the subject of an invitation for subscription or purchase and will not offer or sell such notes or cause such notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement, the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of such notes, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the SFA, (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275, of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), or to any person arising from an offer referred to in Section 275(1A), or Section 276(4)(i)(B) of the SFA; (2) where no consideration is or will be given for the transfer; (3) where the transfer is by operation of law; (4) as specified in Section 276(7) of the SFA; or (5) as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018 of Singapore.

Singapore SFA Product Classification—In connection with Section 309B of the SFA and the Securities and Futures (Capital Markets Products) Regulations 2018 (the “CMP Regulations 2018”), the Company has determined, and hereby notifies all relevant persons (as defined in the CMP Regulations 2018), that the notes are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this offering memorandum (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

South Korea

The notes may not be offered, sold and delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in South Korea or to any resident of South Korea except pursuant to the applicable laws and regulations of South Korea, including the Financial Investment Services and Capital Markets Act (the “FSCMA”) and the Foreign Exchange Transaction Law and the decrees and regulations thereunder (the “FETL”). Furthermore, the purchaser of the notes complies with all applicable regulatory requirements (including but not limited to requirements under the FETL) in connection with their purchase.

The notes will be not offered, sold or delivered, directly or indirectly, to any person for re-offering or resale, directly or indirectly, in South Korea or to any resident of South Korea and will not be offered, sold or delivered, directly or indirectly, to any person for re-offering or resale, directly or indirectly, in South Korea or to any resident of South Korea, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FSCMA, the FETL and other relevant laws and regulations of South Korea.

WHERE YOU CAN FIND MORE INFORMATION

Dow Inc. and TDCC are currently subject to the information and periodic reporting requirements of the Exchange Act. Dow Inc. and TDCC have filed, and expect to continue to file, combined reports. In addition, if the SEC rules permit, TDCC may, in the future, cease to separately file periodic reports.

The SEC allows us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring to those documents. Specifically, we incorporate by reference the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules, including current reports on Form 8-K furnished under Item 2.02 and Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01)):

•	2019 Annual Report on Form 10-K, filed with the SEC on February 7, 2020.

We also incorporate by reference any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until we have sold all of the securities to which this prospectus supplement relates. Our subsequent filings with the SEC will automatically update and supersede information in this prospectus supplement and the accompanying prospectus.

The information incorporated by reference is an important part of this prospectus supplement. None of TDCC, Dow Inc. or the underwriters have authorized anyone to provide you with information other than that contained in, or incorporated by reference into, this prospectus supplement. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date of this prospectus supplement.

You can obtain any of the documents listed above from the SEC, through the SEC’s website at www.sec.gov or through our website at www.dow.com. Our website address is provided as an inactive textual reference only. Our website and its content are not deemed incorporated by reference into this prospectus supplement.

Upon your oral or written request, we will also provide you with a copy of any of these filings at no cost. Requests should be directed to Investor Relations, Dow Inc., 2211 H.H. Dow Way, Midland, Michigan, 48674, Telephone No. 1-989-636-1463.

LEGAL MATTERS

The validity of the notes will be passed upon for us by Shearman & Sterling LLP, New York, New York. Certain legal matters relating to the offering will be passed upon for the underwriters by Mayer Brown LLP, Chicago, Illinois. Mayer Brown LLP has from time to time acted as counsel for us and our subsidiaries and may do so in the future.

EXPERTS

The consolidated financial statements of Dow Inc. and its subsidiaries (“Dow”) and The Dow Chemical Company and its subsidiaries as of December 31, 2019 and 2018, and for each of the three years in the period ended December 31, 2019, incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K dated February 7, 2020, filed jointly by Dow and TDCC, and the effectiveness of Dow’s and TDCC’s internal control over financial reporting as of December 31, 2019 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports which are incorporated herein by reference, which reports (1) express unqualified opinions on the consolidated financial statements of Dow and The Dow Chemical Company and subsidiaries and include explanatory paragraphs regarding a change in the method of accounting for revenue due to the adoption of Accounting Standards Codification Topic (“ASC”) 606, Revenue From Contracts with Customers, and a change in the method of accounting for leases due to the adoption of ASC Topic 842, Leases; and (2) express unqualified opinions on the effectiveness of internal control over financial reporting of Dow and TDCC. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS

DOW INC.	THE DOW CHEMICAL COMPANY
Common Stock Preferred Stock Depositary Shares Debt Securities Guarantees Warrants to Purchase Common Stock, Preferred Stock and Debt Securities Stock Purchase Contracts Stock Purchase Units	Debt Securities Guarantees Warrants to Purchase Debt Securities

Pursuant to this prospectus and the relevant prospectus supplement, from time to time, Dow Inc. may sell common stock, preferred stock, depositary shares, debt securities, guarantees, warrants to purchase common stock, preferred stock and debt securities, stock purchase contracts and stock purchase units from time to time. Pursuant to this prospectus and the relevant prospectus supplement, from time to time, The Dow Chemical Company may sell debt securities, guarantees and warrants to purchase debt securities. Debt securities sold by Dow Inc. may be fully and unconditionally guaranteed on an unsecured basis by The Dow Chemical Company. See “Description of Debt Securities of Dow Inc.” and “Description of Guarantees of Debt Securities of Dow Inc.” Debt securities sold by The Dow Chemical Company may be fully and unconditionally guaranteed on an unsecured basis by Dow Inc. See “Description of Debt Securities of The Dow Chemical Company” and “Description of Guarantees of Debt Securities of The Dow Chemical Company.”

We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements may also add to, update or change information contained in this prospectus. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement. You should read this prospectus and the applicable prospectus supplement carefully before you invest in any of these securities.

Dow Inc.’s common stock is traded on the New York Stock Exchange under the symbol “DOW.”

We may offer and sell these securities to or through one or more agents, underwriters, dealers or other third parties or directly to one or more purchasers, on a continuous or delayed basis. For additional information on the method of sale, you should refer to the section entitled “Plan of Distribution.” The names of any underwriters, dealers or other third parties involved in the sale of any securities and the specific manner in which they may be offered will be set forth in the prospectus supplement covering the sale of those securities.

For a discussion of certain factors that you should consider before investing in the offered securities, see “Risk Factors” in our periodic reports filed with the Securities and Exchange Commission or in the applicable prospectus supplement or other offering material.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 26, 2019

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement filed by Dow Inc. and The Dow Chemical Company with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf process, we are registering an unspecified amount of each class of the securities described in this prospectus, and we may sell any combination of the securities described in this prospectus in one or more offerings. In addition, selling security holders may sell securities under our shelf registration statement.

This prospectus provides you with a general description of the securities we or any selling security holders may offer. Each time we or any selling security holders sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are offering these securities only in states where the offer is permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since that date.

You should read both this prospectus and any prospectus supplement together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference.” The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities to be offered.

Except as otherwise indicated or the context otherwise requires, references to “we,” “us,” “our, “the company” and “Dow” refer collectively to Dow Inc. and its consolidated subsidiaries, including The Dow Chemical Company. References to “Dow Inc.” refer to The Dow Chemical Company’s parent company, which has its common stock listed on the NYSE under the symbol “DOW,” not including its consolidated subsidiaries. References to “TDCC” refer to The Dow Chemical Company only, not including its consolidated subsidiaries. Each of Dow Inc. and The Dow Chemical Company is referred to as a “Registrant,” and collectively as “Registrants.”

WHERE YOU CAN FIND MORE INFORMATION

DowDuPont Inc. (“DowDuPont”) has completed a series of internal reorganization and realignment steps to realign its businesses into three publicly traded companies through the separation of its agriculture, materials science and specialty products businesses in one or more tax-efficient transactions (the “Business Separations”). On April 1, 2019, DowDuPont completed the previously announced separation of its materials science business through a spin-off of Dow Inc.

As a result of the Business Separations, Dow Inc. is now an independent, publicly traded company and its common stock is listed on the New York Stock Exchange. In addition, as a result of the Business Separations, Dow Inc. became the direct parent company of TDCC and is the “successor issuer” to TDCC pursuant to Rule 15d-5 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Dow Inc. filed with the SEC a registration statement on Form 10 under the Exchange Act relating to the listing of its common stock in connection with the Business Separations (initially filed on September 7, 2018, as amended on October 19, 2018, November 19, 2018, February 12, 2019, and March 8, 2019 (as so amended, the “Form 10”)). The Form 10 was declared effective by the SEC on March 12, 2019. The Form 10, including its exhibits and schedules, is available on the SEC’s website, noted below.

Dow Inc. and TDCC are currently subject to the information and periodic reporting requirements of the Exchange Act. Dow Inc. and TDCC have filed, and expect to continue to file, combined reports. In addition, if the SEC rules permit, TDCC may cease to separately file periodic reports if Dow Inc. provides a guarantee of TDCC’s outstanding debt securities.

You can obtain any of the documents listed above from the SEC, through the SEC’s website at www.sec.gov, through our website at www.dow.com, or by requesting them in writing or by telephone at the following address:

Dow Inc.

2211 H.H. Dow Way

Midland, MI 48674

Attention: Investor Relations

1-989-636-1463

However, except for the filings of Dow Inc. or TDCC that are incorporated by reference into this prospectus, the information on or accessible through our website is not a part of this prospectus. These documents are available without charge, excluding any exhibits to them, unless the exhibit is specifically listed as an exhibit to the registration statement on Form S-3 of which this prospectus forms a part.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring to those documents. We hereby “incorporate by reference” the documents listed below. The information that we file later with the SEC will automatically update and in some cases supersede this information. Specifically, we incorporate by reference the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules, including current reports on Form 8-K furnished under Item 2.02 and Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01)):

•	The Annual Report on Form 10-K of TDCC for the fiscal year ended December 31, 2018, filed with the SEC on February 11, 2019 (the “TDCC 10-K”);

•	The Quarterly Report on Form 10-Q of Dow Inc. and TDCC, for the quarterly period ended March 31, 2019, filed with the SEC on May 3, 2019;

•	The Quarterly Report on Form 10-Q of Dow Inc. and TDCC, for the quarterly period ended June 30, 2019, filed with the SEC on July 25, 2019;

•	The Current Report on Form 8-K of TDCC, filed with the SEC on March 13, 2019;

•	The Current Report on Form 8-K of Dow Inc., filed with the SEC on April 2, 2019;

•	The Current Report on Form 8-K of TDCC, filed with the SEC on April 2, 2019;

•	The Current Report on Form 8-K of Dow Inc. and TDCC, filed with the SEC on May 20, 2019 (under Item 8.01);

•	The Current Report on Form 8-K of Dow Inc. and TDCC, filed with the SEC on July 25, 2019, recasting portions of the TDCC 10-K (the “10-K Recast”);

•

The description of Dow Inc.’s common stock contained in Dow Inc.’s Form 10, filed with the SEC on March 8, 2019, including any amendments or reports filed for the purpose of updating the description; and

•

Future filings made by Dow Inc. and TDCC with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until each of Dow Inc. and TDCC has sold all of the securities to which this prospectus relates or the offering is otherwise terminated.

Upon your oral or written request, we will provide you with a copy of any of these filings at no cost. Requests should be directed to Investor Relations, Dow Inc., 2211 H.H. Dow Way, Midland, Michigan, 48674, Telephone No. 1-989-636-1463.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference herein, contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. In this context, forward-looking statements often address expected future business and financial performance, financial condition, and other matters, and often contain words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “opportunity,” “outlook,” “plan,” “project,” “seek,” “should,” “strategy,” “target,” “will,” “will be,” “will continue,” “will likely result,” “would” and similar expressions, and variations or negatives of these words. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements.

Forward-looking statements include, but are not limited to: expectations as to future sales of Dow’s products; the ability to protect Dow’s intellectual property in the United States and abroad; estimates regarding Dow’s capital requirements and need for and availability of financing; estimates of Dow’s expenses, future revenues and profitability; estimates of the size of the markets for Dow’s products and services and Dow’s ability to compete in such markets; expectations related to the rate and degree of market acceptance of Dow’s products; the outcome of certain Dow contingencies, such as litigation and environmental matters; estimates of the success of competing technologies that may become available; and expectations regarding the benefits and costs associated with each of the foregoing.

Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Forward-looking statements are based on certain assumptions and expectations of future events which may not be realized and speak only as of the date the statements were made. In addition, forward-looking statements also involve risks, uncertainties and other factors that are beyond Dow’s control that could cause Dow’s actual results to differ materially from those projected, anticipated or implied in the forward-looking statements. These factors include, but are not limited to: fluctuations in energy and raw material prices; failure to develop and market new products and optimally manage product life cycles; significant litigation and environmental matters; failure to appropriately manage process safety and product stewardship issues; changes in laws and regulations or political conditions; global economic and capital markets conditions, such as inflation, market uncertainty, interest and currency exchange rates, and equity and commodity prices; business or supply disruptions; security threats, such as acts of sabotage, terrorism or war; weather events and natural disasters; ability to protect, defend and enforce Dow’s intellectual property rights; increased competition; changes in relationships with Dow’s significant customers and suppliers; unanticipated expenses such as litigation or legal settlement expenses; unanticipated business disruptions; Dow’s ability to predict, identify and interpret changes in consumer preferences and demand; Dow’s ability to complete proposed divestitures or acquisitions; Dow’s ability to realize the expected benefits of acquisitions if they are completed; the availability of financing to Dow in the future and the terms and conditions of such financing; and disruptions in Dow’s information technology networks and systems. Additionally, there may be other risks and uncertainties that Dow is unable to identify at this time or that Dow does not currently expect to have a material impact on its business.

Risks related to achieving the anticipated benefits of Dow’s separation from DowDuPont include, but are not limited to, a number of conditions outside the control of Dow including risks related to Dow’s inability to achieve some or all of the benefits that Dow expects to receive from the separation from DuPont; certain tax risks associated with the separation; Dow’s inability to make necessary changes to operate as a stand-alone company; the failure of Dow’s pro forma financial information to be a reliable indicator of Dow’s future results; Dow’s inability to enjoy the same benefits of diversity, leverage and market reputation that it enjoyed as a combined company; Dow’s inability to receive third-party consents required under the separation agreement; Dow’s customers, suppliers and others’ perception of Dow’s financial stability on a stand-alone basis; non-compete restrictions under the separation agreement; receipt of less favorable terms in the commercial agreements Dow entered into with E. I. du Pont de Nemours and Company n/k/a DuPont de Nemours, Inc.

(“DuPont”) and Corteva, Inc. “Corteva”), including restrictions under intellectual property cross-license agreements, than Dow would have received from an unaffiliated third party; and Dow’s obligation to indemnity DuPont and/or Corteva for certain liabilities.

Where, in any forward-looking statement, an expectation or belief as to future results or events is expressed, such expectation or belief is based on the current plans and expectations of management and expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the expectation or belief will result or be achieved or accomplished. For a more detailed discussion of Dow’s risks and uncertainties, see the section titled “Risk Factors” in Dow Inc. and TDCC’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2019, in the 10-K Recast and in Part I, Item 1A of the TDCC 10-K. Dow undertakes no obligation to update or revise publicly any forward-looking statements whether because of new information, future events, or otherwise, except as required by securities and other applicable laws.

THE COMPANY

Dow combines one of the broadest technology sets in the industry with asset integration, focused innovation and global scale to achieve profitable growth and become the most innovative, customer-centric, inclusive and sustainable materials science company. Dow’s portfolio of performance materials, industrial intermediates and plastics businesses delivers a broad range of differentiated science-based products and solutions for its customers in high-growth segments, such as packaging, infrastructure and consumer care. Dow operates 113 manufacturing sites in 31 countries and employs approximately 37,000 people. Dow delivered pro forma sales of approximately $50 billion in 2018.

Our principal executive offices are located at 2211 H.H. Dow Way, Midland, Michigan 48674. Our telephone number is (989) 636-1000.

RISK FACTORS

Investing in the securities involves risks. Before making an investment decision, you should carefully consider the risks described under “Risks Factors” in Dow Inc. and TDCC’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2019, in the 10-K Recast and in Part I, Item 1A of the TDCC 10-K and in the other documents incorporated by reference into this prospectus, as well as the other information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement. See “Where You Can Find More Information” and “Incorporation by Reference.”

USE OF PROCEEDS

Except as may be described otherwise in a prospectus supplement or other offering material, each Registrant expects to use the net proceeds from sales of any securities described in this prospectus for its general corporate purposes, which may include funding capital expenditures, pursuing growth initiatives, whether through acquisitions, joint ventures or otherwise, repaying or refinancing indebtedness or other obligations, and financing working capital.

DESCRIPTION OF CAPITAL STOCK OF DOW INC.

The following summary of Dow Inc.’s common stock and preferred stock does not purport to be complete and is subject to, and qualified in its entirety by reference to, the relevant provisions of Delaware law, and by Dow Inc.’s amended and restated certificate of incorporation and amended and restated bylaws, which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

Dow Inc. is authorized to issue 5,250,000,000 shares of all classes of stock, 5,000,000,000 of which are shares of common stock, par value $0.01 per share, and 250,000,000 of which are shares of preferred stock, par value $0.01 per share. As of June 30, 2019, there were 749,025,762 shares of common stock issued and 743,212,006 share of common stock outstanding. All issued and outstanding shares of common stock are fully paid and non-assessable. There are no shares of preferred stock outstanding. Series of the preferred stock may be authorized and issued from time to time by the Dow Inc. board of directors, without any stockholder action, with such rights, powers and preferences as the Dow Inc. board of directors may determine. Any additional shares of common stock and preferred stock that Dow Inc. issues pursuant to this prospectus will be fully paid and non-assessable. Neither Dow Inc.’s common stockholders nor preferred stockholders have, or will have, any preemptive rights.

Common Stock

General

Dow Inc.’s amended and restated certificate of incorporation provides that, subject to all of the rights of holders of preferred stock provided for by the board of directors or by Delaware corporate law, the holders of common stock will have full voting rights on all matters requiring stockholder action, with each share of common stock being entitled to one vote and having equal rights of participation in the dividends and distributions of Dow Inc., including upon the dissolution of Dow Inc.

Board of Directors

Dow Inc.’s amended and restated bylaws provide that all of Dow Inc.’s directors are elected each year at Dow Inc.’s annual meeting for a term of one year and until his or her successor is duly elected and qualified. A quorum of directors consists of a majority of Dow Inc.’s entire board of directors then holding office.

Number, Filling of Vacancies and Removal of Directors

Dow Inc.’s amended and restated certificate of incorporation and amended and restated bylaws provide that its board of directors may not have less than six or more than twenty-one members. The actual number of directors is determined by a vote of a majority of Dow Inc.’s entire board of directors. Currently, Dow Inc. has ten members on its board of directors. Vacancies on Dow Inc.’s board of directors and any newly created directorships are filled exclusively by a vote of the majority of the remaining directors then in office, even if less than a quorum or by the sole remaining director, and shall not be filled by the stockholders. Directors elected to fill a vacancy or a new position hold office until the next annual meeting of stockholders or until their successors are duly elected and qualified. Subject to the rights of holders of preferred stock, directors can be removed from office at any time, with or without cause, only by the affirmative vote of a majority of the voting power of all the outstanding shares of Dow Inc.’s capital stock then entitled to vote in the election of directors.

Dividends

Delaware corporate law generally provides that a corporation, subject to restrictions in its certificate of incorporation, including preferred stockholders’ rights to receive dividends prior to common stockholders, may declare and pay dividends out of:

•	surplus; or

•	net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year, if there is no surplus.

Dividends may not be declared or paid out of net profits if the capital of the corporation is less than the aggregate amount of capital represented by the issued and outstanding stock of all classes having a preference on the distribution of assets. Dividends on Dow Inc. common stock are not cumulative. Dow Inc.’s amended and restated certificate of incorporation does not contain any additional restrictions on the declaration or payment of dividends.

Preferred Stock

Dow Inc.’s amended and restated certificate of incorporation authorizes Dow Inc.’s board of directors, without stockholder approval and subject to the provisions of the amended and restated certificate of incorporation and to the limitations prescribed by the Delaware corporate law, to authorize by resolution or resolutions, from time to time, the issuance of one or more series of preferred stock out of the authorized but unissued shares of preferred stock and with respect to each such series, to fix, by filing a certificate of designation pursuant to the Delaware corporate law setting forth such resolution or resolutions and providing for the issuance of such series, the voting powers, full or limited, if any, of the shares of such series and the designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof. The authority of Dow Inc.’s board of directors with respect to each series shall include, but not be limited to, the determination or fixing of the following:

(i)	the designation of such series;

(ii)

the number of shares of such series, which number Dow Inc.’s board of director may thereafter (except where otherwise provided in the certificate of designation for such series) increase or decrease (but not below the number of shares of such series then outstanding);

(iii)

the dividend rate, if any, payable to holders of shares of such series, any conditions and dates upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes of stock or any other series of any class of stock of Dow Inc., and whether such dividends shall be cumulative or non-cumulative;

(iv)

whether the shares of such series shall be subject to redemption by Dow Inc., in whole or in part, at the option of Dow Inc. or of the holder thereof, and, if made subject to such redemption, the times, prices, form of payment and other terms and conditions of such redemption;

(v)	the terms and amount of any sinking fund provided for the purchase or redemption of the shares of such series;

(vi)

whether or not the shares of such series shall be convertible into or exchangeable for shares of any other class or classes of any stock or any other series of any class of stock of Dow Inc. or any other security, and, if provision is made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchanges;

(vii)	the extent, if any, to which the holders of shares of such series shall be entitled to vote generally, with respect to the election of directors, upon specified events or otherwise;

(viii)	the restrictions, if any, on the issue or reissue of any additional preferred stock; and

(ix)	the rights and preferences of the holders of the shares of such series upon any voluntary or involuntary liquidation or dissolution of, or upon the distribution of assets of, Dow Inc.

Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of preferred stock may provide that such series shall be superior to, rank equally with or be junior to any other series of preferred stock to the extent permitted by law and the terms of any other series of preferred stock.

Selected Provisions in Dow Inc.’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

Dow Inc.’s amended and restated certificate of incorporation and amended and restated bylaws contain a number of provisions that could have the effect of prohibiting or delaying a third party’s ability to take control of Dow Inc.

Advance Notice Provisions for Director Nominations and Stockholder Proposals at an Annual or Special Stockholders’ Meeting

Dow Inc.’s amended and restated bylaws provide that a stockholder may make a nomination of persons for election to the board of directors at an annual stockholders’ meeting only if the stockholder is a stockholder of record entitled to vote at such annual meeting and complies with the notice procedures and disclosure requirements as set forth below and may propose other business at an annual stockholders’ meeting only if such stockholder gives timely written notice thereof to Dow Inc.’s Secretary and any such business is a proper subject for stockholder action. The notice must be delivered to, or mailed and received by, Dow Inc.’s Secretary at Dow Inc.’s principal executive offices:

•

not later than the close of business on the 90th day or earlier than the close of business on the 120th day prior to the anniversary date on which Dow Inc. first distributed its proxy materials for the prior year’s annual meeting; or

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if the annual meeting is more than 30 days before or after the anniversary date of the prior year’s annual meeting, not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day after the date on which public disclosure, as defined in Dow Inc.’s amended and restated bylaws, of the date of the annual meeting is first made by Dow Inc.

The notice must include the following information as to each person whom the stockholder proposes to nominate for election or re-election as a director:

•

all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act;

•

such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected and a representation by the nominee to the effect that, if elected, the nominee will agree to and abide by all policies of the board of directors as may be in place at any time and from time to time; and

•	any information required to be disclosed in the third following paragraph below if such person were a stockholder purporting to make a nomination or propose business.

In addition, the notice must include the following information as to any other business that the stockholder proposes to bring before the meeting:

•	a brief description of the business desired to be brought before the meeting;

•

the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend Dow Inc.’s amended and restated bylaws, the language of the proposed amendment);

•	the reasons for conducting such business at the meeting;

•

any substantial interest (within the meaning of Item 5 of Schedule 14A under the Exchange Act) in such business of such stockholder and the beneficial owner (within the meaning of Section 13(d) of the Exchange Act), if any, on whose behalf the business is being proposed;

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any other information relating to such stockholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal and pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder; and

•

a description of all agreements, arrangements, or understandings between or among such stockholder, or any affiliates or associates of such stockholder, and any other person or persons (including their names) in connection with the proposal of such business and any material interest of such stockholder or any affiliates or associates of such stockholder, in such business, including any anticipated benefit therefrom to such stockholder, or any affiliates or associates of such stockholder.

The notice must include information specified in Dow Inc.’s amended and restated bylaws as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made or the other business is proposed, including:

•	the name and address of such stockholder, as they appear on Dow Inc.’s books, and the name and address of such beneficial owner;

•

the class and number of shares of Dow Inc.’s capital stock which are owned (beneficially or of record) by such stockholder and such beneficial owner as of the date of the notice and a representation that such stockholder will promptly notify Dow Inc. in writing of the same as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed;

•

a written representation that the stockholder is the holder of record of Dow Inc.’s shares entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose such nomination or other business;

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a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder or beneficial owner, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the share price of any class of Dow Inc.’s capital stock, or maintain, increase or decrease the voting power of the stockholder or beneficial owner with respect to shares of Dow Inc. stock and a representation that such stockholder will promptly notify Dow Inc. in writing of the same as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed;

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a representation that the stockholder is a holder of record of Dow Inc.’s shares entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice and that such stockholder will promptly notify Dow Inc. in writing of the same as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed; and

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a representation whether such stockholder intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of Dow Inc.’s outstanding capital stock required to approve the election of the nominee and/or otherwise to solicit proxies from stockholders in support of such election.

The notice must also include information specified in Dow Inc.’s amended and restated bylaws as to the stockholder giving the notice or, if the notice is given on behalf of a beneficial owner on whose behalf the nomination is made or the other business is proposed, as to such beneficial owner, including:

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the class and number of shares of Dow Inc.’s capital stock which are beneficially owned (as defined in Dow Inc.’s amended and restated bylaws) as of the date of the notice, by the stockholder or the beneficial owner on whose behalf the notice is given and a representation that the stockholder shall notify Dow Inc. in writing within five business days after the record date for such meeting of the class and number of shares of Dow Inc.’s capital stock beneficially owned by such stockholder or beneficial owner as of the record date for the meeting;

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a description of any agreement, arrangement or understanding with respect to the nomination or other business between or among such stockholder or beneficial owner and any other person, including without limitation any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of Exchange Act Schedule 13D (regardless of whether the requirement to file a Schedule 13D is applicable to the stockholder or beneficial owner) and a representation that the stockholder shall notify Dow Inc. in writing within five business days after the record date for such meeting of any such agreement, arrangement or understanding in effect as of the record date for the meeting; and

•

a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder or beneficial owner, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the share price of any class of Dow Inc.’s capital stock, or maintain, increase or decrease the voting power of the stockholder or beneficial owner with respect to shares of Dow Inc. stock and a representation that the stockholder shall notify Dow Inc. in writing within five business days after the record date for such meeting of any such agreement, arrangement or understanding in effect as of the record date for the meeting;

Special Meetings of Stockholders

Dow Inc.’s amended and restated certificate of incorporation provides that, subject to the rights of the holders of preferred stock, a special stockholders’ meeting for any purpose may be called by the board of directors by a resolution adopted by a majority of the entire board. A special stockholders’ meeting will be called by the Chairman upon a written request from stockholders holding at least twenty-five percent of the voting power entitled to vote on the matters to be brought before the special meeting and which request complies with the procedures for calling a special meeting of stockholders as set forth in Dow Inc.’s amended and restated bylaws.

Dow Inc.’s amended and restated bylaws provide that a stockholder notice requesting a special meeting must:

•	be delivered to, or mailed to and received by Dow Inc.’s Secretary at Dow Inc.’s principal executive offices;

•	be signed by each stockholder requesting the special meeting, or a duly authorized agent thereof;

•	set forth the purpose of the special meeting; and

•

include the same information required to be included in a stockholder’s notice for proposals to be brought before an annual meeting of stockholders (see “—Advance Notice Provisions for Director Nominations and Stockholder Proposals at an Annual or Special Stockholders’ Meeting”).

Subject to certain exceptions specified in Dow Inc.’s amended and restated bylaws, a special stockholders’ meeting will be held within 90 days after such stockholder request to call the special meeting is delivered to or received by Dow Inc.’s Secretary, at such date, time and place as determined by the board of directors. Only the business set forth in the stockholders’ notice and any business included in the notice of the special meeting by or at the direction of the board of directors shall be conducted at a special meeting of stockholders.

Stockholder Action by Written Consent

Dow Inc.’s amended and restated certificate of incorporation provides that any action required or permitted to be taken by the stockholders must be taken at a duly called annual or special stockholders’ meeting and may not be taken by written consent; provided, however, that any action required or permitted to be taken by the holders of any series of preferred stock, voting separately as a series or separately as a class with one or more other such series, may be taken without a meeting, without prior notice and without a vote, to the extent expressly so provided by the applicable certificate of designation for such series of preferred stock.

Transactions with Interested Stockholders and a Merger or Consolidation

Subject to certain limited exceptions, Delaware corporate law requires the approval of the board of directors and a majority of a corporation’s outstanding stock entitled to vote to authorize a merger or consolidation.

In general, Section 203 of the Delaware General Corporation Law (“DGCL”) prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that such stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

•	before the stockholder became interested, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances, but not the outstanding voting stock owned by the interested stockholder; or

•

at or after the time the stockholder became interested, the business combination was approved by the board of directors and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, lease, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

•	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

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subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; and

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

The DGCL allows a corporation to specify in its certificate of incorporation or bylaws that it will not be governed by the section relating to transactions with interested stockholders. Dow Inc. has not made that election in its amended and restated certificate of incorporation or amended and restated bylaws.

DESCRIPTION OF DEPOSITARY SHARES OF DOW INC.

The following summarizes briefly the material provisions of the deposit agreement and the depositary shares and depositary receipts of Dow Inc. You should read the particular terms of any depositary shares and any depositary receipts that are offered by Dow Inc., and any deposit agreement relating to a particular series of preferred stock, which will be described in more detail in an applicable prospectus supplement. Dow Inc. will file the applicable deposit agreement with the SEC if Dow Inc. offers depositary shares.

General

Dow Inc. may, at its option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. In the event Dow Inc. exercises this option, Dow Inc. will issue receipts for depositary shares, each of which will represent a fraction, to be described in an applicable prospectus supplement, of a share of a particular series of preferred stock as described below.

The shares of each series of preferred stock represented by depositary shares will be deposited under a deposit agreement between Dow Inc. and a bank or trust company selected by Dow Inc. and having its principal office in the United States and having a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled to all of the rights and preferences of the preferred stock in proportion to the applicable fraction of a share of preferred stock represented by the depositary share, including dividend, voting, redemption, conversion and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the offering.

Pending the preparation of definitive depositary receipts, the depositary may, upon our written order, execute and deliver temporary depositary receipts which are substantially identical to, and which entitle the holders to all the rights pertaining to, the definitive depositary receipts. Depositary receipts will be prepared thereafter without unreasonable delay, and temporary depositary receipts will be exchangeable for definitive depositary receipts at Dow Inc.’s expense.

Dividends and Other Distributions

The depositary will distribute all cash dividends and other cash distributions received in respect of the deposited preferred stock to the record holders of depositary shares relating to the preferred stock, in proportion to the numbers of the depositary shares owned by such holders.

In the event of a non-cash distribution, the depositary will distribute property it receives to the appropriate record holders of depositary shares. If the depositary determines that it is not feasible to make a distribution, it may, with Dow Inc.’s approval, sell the property and distribute the net proceeds from the sale to the holders.

Redemption of Stock

If a series of preferred stock represented by depositary shares is to be redeemed, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of each series of preferred stock held by the depositary. The depositary shares will be redeemed by the depositary at a price per depositary share equal to the applicable fraction of the redemption price per share payable in respect of the shares of preferred stock so redeemed. Whenever Dow Inc. redeems shares of preferred stock held by the depositary, the depositary will redeem, as of the same date, the number of depositary shares representing shares of preferred stock redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the depositary by lot or pro rata or by any other equitable method as may be determined by the depositary.

Withdrawal of Stock

Any holder of depositary shares may, upon surrender of the depositary receipts at the corporate trust office of the depositary, unless the related depositary shares have previously been called for redemption, receive the number of whole shares of the related series of preferred stock and any money or other property represented by the depositary receipts. Holders of depositary shares making withdrawals will be entitled to receive whole shares of preferred stock on the basis described in an applicable prospectus supplement for such series of preferred stock, but holders of whole shares of preferred stock will not thereafter be entitled to deposit the preferred stock under the deposit agreement or to receive depositary receipts therefor. If the depositary shares surrendered by the holder in connection with a withdrawal exceed the number of depositary shares that represent the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares.

Voting Deposited Preferred Stock

Upon receipt of notice of any meeting at which the holders of any series of deposited preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares relating to such series of preferred stock. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the relevant series of preferred stock, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the preferred stock represented by the holder’s depositary shares.

The depositary will attempt, insofar as practicable, to vote the amount of such series of preferred stock represented by the depositary shares in accordance with the instructions, and Dow Inc. will agree to take all reasonable actions that may be deemed necessary by the depositary to enable the depositary to do so. The depositary will refrain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holder of depositary shares representing the preferred stock.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between Dow Inc. and the depositary. However, any amendment which materially and adversely alters the rights of the holders of the depositary shares representing preferred stock of any series will not be effective unless the amendment has been approved by the holders of at least the amount of the depositary shares then outstanding representing the minimum amount of preferred stock of such series necessary to approve any amendment that would materially and adversely affect the rights of the holders of the preferred stock of such series. Every holder of an outstanding depositary receipt at the time any amendment becomes effective, or any transferee of the holder, will be deemed, by continuing to hold the depositary receipt, or by reason of the acquisition thereof, to consent and agree to the amendment and to be bound by the deposit agreement as amended thereby. The deposit agreement may be terminated by Dow Inc. or the depositary only after:

•	all outstanding depositary shares have been redeemed; or

•	a final distribution in respect of the preferred stock has been made to the holders of depositary shares in connection with any liquidation, dissolution or winding up of Dow Inc.

Charges of Depositary

Dow Inc. will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. Dow Inc. will pay all charges of the depositary in connection with the initial deposit of the relevant series of preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and other charges or expenses as are expressly provided in the deposit agreement.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to Dow Inc. notice of its election to do so, and Dow Inc. may at any time remove the depositary, any resignation or removal to take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

The depositary will forward all reports and communications from Dow Inc., which are delivered to the depositary and which Dow Inc. is required to furnish to the holders of the deposited preferred stock.

Neither Dow Inc. nor the depositary will be liable if Dow Inc. or the depositary is prevented or delayed by law or any circumstances beyond Dow Inc.’s or the depositary’s control in performing any obligations under the deposit agreement. Dow Inc.’s and the depositary’s obligations under the deposit agreement will be limited to performance in good faith of Dow Inc.’s and the depositary’s duties under the deposit agreement and neither Dow Inc. nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or shares of preferred stock unless satisfactory indemnity is furnished. The depositary and Dow Inc. may rely upon written advice of counsel or accountants, or upon information provided by holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF DEBT SECURITIES OF DOW INC.

The following description of the debt securities summarizes the material terms and provisions of the debt securities to which a prospectus supplement may relate. Each time Dow Inc. offers debt securities, the prospectus supplement related to that offering will describe the terms of the debt securities Dow Inc. is offering.

The debt securities offered by this prospectus will be unsecured obligations of Dow Inc. and will be either senior or subordinated debt. The Dow Inc. debt securities will be issued under an indenture (the “Dow Inc. indenture”), between Dow Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). The following summary of the debt securities and the Dow Inc. indenture does not purport to be complete and is subject to the provisions of the Dow Inc. indenture, including the defined terms. Whenever we refer to particular defined terms of the Dow Inc. indenture, those defined terms are incorporated by reference in this prospectus and any applicable prospectus supplement. For additional information, you should review the form of Dow Inc. indenture, which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part.

General

Dow Inc. may issue debt securities from time to time in one or more series without limitation as to aggregate principal amount. The Dow Inc. indenture does not limit the amount of other indebtedness or securities that Dow Inc. may issue.

The debt securities will be unsecured obligations. The senior debt securities will rank equally with all of Dow Inc.’s other unsecured and unsubordinated indebtedness. The subordinated debt securities will rank equally with all of Dow Inc.’s other unsecured and subordinated indebtedness, except for any series of subordinated debt securities that is by its terms junior to such subordinated debt securities. The prospectus supplement will describe the following terms of the debt securities Dow Inc. is offering:

•	the title of the debt securities or the series in which the debt securities will be included;

•	the guarantors of each series, if any, and the terms of the guarantees (including provisions relating to seniority, subordination and release of the guarantees), if any;

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whether such debt securities will be senior debt securities or subordinated debt securities, provided that in the case of subordinated debt securities, the prospectus supplement will describe the terms of the subordinated debt securities;

•	any limit on the aggregate principal amount of the debt securities of that series;

•	the price or prices at which the debt securities will be issued;

•	if other than the principal amount, the portion of the principal amount of the debt securities payable if the maturity is accelerated;

•	the date or dates on which the principal amount of the debt securities is payable;

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the interest rate or rates, or the formula by which the interest rate or rates will be determined, if any, the date from which any interest will accrue and the circumstances, if any, in which Dow Inc. may defer interest payments;

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the interest payment dates on which any interest will be payable, the regular record date for any interest payable on any debt securities that are registered securities on any interest payment date, and the extent to which, or the manner in which, any interest payable on a global security on an interest payment date will be paid if different from the manner described below under “—Global Securities”;

•	any mandatory or optional sinking fund or analogous provisions;

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each office or agency where the principal of and any premium and interest on the debt securities will be payable and each office or agency where the debt securities may be presented for registration of transfer or exchange;

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the date, if any, after which and the price or prices at which the debt securities may, pursuant to any optional or mandatory redemption provisions, be redeemed, in whole or in part, and the other detailed terms and provisions of any optional or mandatory redemption provisions;

•	the denominations in which Dow Inc. may issue any debt securities which are registered securities, if other than denominations of $1,000 and any integral multiple thereof;

•	if other than U.S. dollars, the currency or currencies of payment of principal of and any premium and interest on the debt securities;

•

if the amount of any payment may be determined with reference to an index or formula based on securities, commodities, intangibles, articles or goods, or any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance, the manner in which the amount will be determined;

•	any additional covenants applicable to the debt securities; and

•	any other terms and provisions of the debt securities not inconsistent with the terms and provisions of the Dow Inc. indenture.

The terms on which debt securities may be convertible into or exchangeable for common stock or other securities of Dow Inc. or a third party will be set forth in the prospectus supplement relating to such offering. Such terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at the option of Dow Inc. The terms may include provisions pursuant to which the number of shares of common stock or other securities to be received by the holders of such debt securities may be adjusted.

The prospectus supplement also will describe any special provisions for the payment of additional amounts with respect to the debt securities.

If the purchase price of any of the debt securities is denominated in one or more foreign currencies or if the principal of, or any premium and interest on, any series of debt securities is payable in one or more foreign currencies, the restrictions, elections, general tax considerations, specific terms and other information with respect to such debt securities and such foreign currency or currency units will be set forth in the related prospectus supplement.

Some of the debt securities may be issued as original issue discount securities (bearing no interest or bearing interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their principal amount. The prospectus supplement will describe the federal income tax considerations and other special considerations, which apply to any original issue discount securities.

Dow Inc. may, without notice to or consent of the holders or beneficial owners of a series of debt securities, issue additional debt securities having the same ranking, interest rate, maturity and other terms as the debt securities initially issued. Any such debt securities could be considered part of the same series of debt securities as the debt securities initially issued.

Denominations, Registration and Transfer

The debt securities may be issued as registered securities. Debt securities may be issued in the form of one or more global securities, as described below under the section of this prospectus captioned “Global Securities.” Unless otherwise provided in the prospectus supplement, registered securities denominated in U.S. dollars will be issued only in minimum denominations of $1,000 or any integral multiple thereof. A global security will be issued in a denomination equal to the aggregate principal amount of outstanding debt securities represented by that global security. The prospectus supplement relating to debt securities denominated in a foreign or composite currency will specify the denominations in which the debt securities will be issued.

Registered securities of any series may be exchanged for other registered securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations.

Debt securities may be presented for exchange as described in the previous paragraph, and registered securities, other than a global security, may be presented for registration of transfer, with the form of transfer duly executed, at the office of the security registrar designated by Dow Inc. or at the office of any transfer agent designated by Dow Inc. for that purpose, without service charge and upon payment of any taxes and other governmental charges as described in the Dow Inc. indenture. The transfer or exchange will be effected when the security registrar or the transfer agent is satisfied with the documents of title and identity of the person making the request. Dow Inc. has initially appointed the trustee as the security registrar under the Dow Inc. indenture. If a prospectus supplement refers to any transfer agent initially designated by Dow Inc. with respect to any series of debt securities, Dow Inc. may at any time cancel the designation of the transfer agent or approve a change in the location through which the transfer agent acts, except that Dow Inc. will be required to maintain a transfer agent in each place of payment for the series.

Dow Inc. may at any time designate additional transfer agents with respect to any series of debt securities.

In the event of any redemption in part, Dow Inc. will not be required to:

•

issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before the date of the mailing of a notice of redemption of debt securities of that series selected to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption; or

•

register the transfer of or exchange any registered security or portion of any registered security called for redemption, except the unredeemed portion of any registered security being redeemed in part.

Payments and Paying Agents

Unless otherwise indicated in the prospectus supplement, Dow Inc. will pay the principal of and any premium and interest on registered securities other than a global security at the office of one or more paying agents designated by Dow Inc.. At Dow Inc.’s option, however, Dow Inc. may pay any interest by check mailed to the address of the payee entitled to the interest at the address which appears in the security register. Unless otherwise indicated in the prospectus supplement, payment of any installment of interest on registered securities will be made to the person in whose name the registered security is registered at the close of business on the record date for the applicable interest payment.

Unless otherwise indicated in the prospectus supplement, the principal office of the trustee in New York City will be Dow Inc.’s sole paying agent for payments with respect to debt securities which may be issued only as registered securities. Any paying agent outside the United States and any other paying agent in the United States initially designated by Dow Inc. for the debt securities will be named in the prospectus supplement. Dow Inc. may at any time designate additional paying agents, or cancel the designation of any paying agent or approve a change in the office through which any paying agent acts, except that Dow Inc. will be required to maintain a paying agent in each place of payment for the series.

All amounts paid by Dow Inc. to a paying agent for the payment of principal of and any premium and interest on any debt security that remain unclaimed at the end of two years after the principal, premium or interest has become due and payable will be repaid to Dow Inc. and after the repayment the holder of the debt security or any coupon related to the debt security may look only to Dow Inc. for the payment of principal of and any premium and interest on the debt security.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities may be issued in registered form and in either temporary or permanent form. Unless and until it is exchanged for debt securities in definitive form, a temporary global security in registered form may not be transferred except as a whole by:

•	the depositary for the global security to a nominee of the depositary;

•	a nominee of the depositary for the global security to the depositary or another nominee of the depositary; or

•	the depositary for the global security or the nominee to a successor of the depositary or a nominee of the successor.

Unless otherwise indicated in the prospectus supplement, registered debt securities issued in global form will be represented by one or more global securities deposited with, or on behalf of, The Depository Trust Company, New York, New York, which we refer to as DTC, or another depositary appointed by Dow Inc., and registered in the name of the depositary or its nominee. The debt securities will not be issued in definitive form unless otherwise provided in the prospectus supplement.

DTC will act as securities depositary for the debt securities. The debt securities will be issued as fully registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully registered global debt security certificate will be issued for each series of debt securities, each in the aggregate principal amount of such series, and will be de posited with DTC. If, however, the aggregate principal amount of any series of debt securities exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount and one or more additional certificates will be issued with respect to any remaining principal amount of debt securities of such series.

DTC, the world’s largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments (from over 100 countries) that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). DTC has a Standard & Poor’s rating of AA+. The DTC rules applicable to its participants are on file with the SEC.

Purchases of debt securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of each actual purchaser of each debt security (“Beneficial Owner”) is in turn to be recorded on the Direct Participants’ and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct Participants or Indirect Participants through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the debt securities are to be accomplished by entries made on the books of Direct Participants and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in debt securities, except in the event that use of the book-entry system for the debt securities is discontinued.

To facilitate subsequent transfers, all debt securities deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC The deposit of debt securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the debt securities; DTC’s records reflect only the identity of the Direct Participants to whose accounts such debt securities are credited, which may or may not be the Beneficial Owners. The Direct Participants and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the debt securities of a series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in the issue to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to debt securities unless authorized by a Direct Participant in accordance with DTC’s MMI Procedures. Under its usual procedures, DTC mails an omnibus proxy to Dow Inc. as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the debt securities are credited on the record date (identified in a listing attached to the omnibus proxy).

Principal and interest payments, if any, on the debt securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts, upon DTC’s receipt of funds and corresponding detailed information from Dow Inc. or the trustee, on the applicable payable date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers registered in “street name,” and will be the responsibility of such Participant and not of DTC, the trustee or Dow Inc., subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is Dow Inc.’s responsibility or the trustee’s, disbursement of payments to Direct Participants will be the responsibility of DTC, and disbursement of payments to Beneficial Owners will be the responsibility of Direct Participants and Indirect Participants.

A Beneficial Owner must give notice to elect to have its debt securities purchased or tendered, through its Participant, to a tender agent, and shall effect delivery of debt securities by causing the Direct Participants to transfer the Participant’s interest in the debt securities, on DTC’s records, to a tender agent. The requirement for physical delivery of debt securities in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the debt securities are transferred by Direct Participants on DTC’s records and followed by a book-entry credit of tendered debt securities to the tender agent’s account.

DTC may discontinue providing its services as securities depositary with respect to the debt securities at any time by giving reasonable notice to Dow Inc. or the trustee. Under these circumstances, in the event Dow Inc. does not appoint a successor securities depositary, debt security certificates will be printed and delivered.

Dow Inc. may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depositary). In that event, debt security certificates will be printed and delivered.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that Dow Inc. believes to be reliable, but Dow Inc. takes no responsibility for their accuracy.

Certain Covenants Applicable to Senior Debt Securities

Limitations on Liens

The Dow Inc. indenture provides that, subject to the exceptions described below and those set forth under “Exempted Indebtedness,” Dow Inc. may not, and may not permit any restricted subsidiary to, create or permit to exist any lien on any principal property, additions to principal property or shares of capital stock of any restricted subsidiary without equally and ratably securing the debt securities. This restriction will not apply to permitted liens, including:

•

liens on principal property existing at the time of its acquisition or to secure the payment of all or part of the purchase price or any additions thereto or to secure any indebtedness incurred at the time of, or within 120 days after, the acquisition of such principal property or any addition thereto;

•	liens existing on the date of the Dow Inc. indenture;

•	liens on property or shares of capital stock, or arising out of any indebtedness of any corporation existing at the time the corporation becomes or is merged into Dow Inc. or a restricted subsidiary;

•	liens which exclusively secure debt owing to Dow Inc. or a subsidiary by a restricted subsidiary;

•	liens of carriers, warehousemen, mechanics and materialmen incurred in the ordinary course of business for sums not yet due or being contested in good faith;

•

liens arising by reason of any judgment, decree or order of any court, so long as any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or so long as the period within which such proceedings may be initiated shall not have expired; or pledges or deposits to secure payment of workmen’s compensation or other insurance, good faith deposits in connection with tenders, contracts (other than contracts for the payment of money) or leases, deposits to secure public or statutory obligations, deposits to secure public or statutory obligations, deposits to secure or in lieu of surety or appeal bonds, or deposits as security for the payment of taxes;

•

liens in connection with the issuance of tax-exempt industrial development or pollution control bonds or other similar bonds issued pursuant to Section 103(b) of the Internal Revenue Code to finance all or any part of the purchase price of or the cost of construction, equipping or improving property; provided that those liens are limited to the property acquired or constructed or the improvement and to substantially unimproved real property on which the construction or improvement is located; provided further, that Dow Inc. and its restricted subsidiaries may further secure all or any part of such purchase price or the cost of construction of any improvements and personal property by an interest on additional property of Dow Inc. and restricted subsidiaries only to the extent necessary for the construction, maintenance and operation of, and access to, the property so acquired or constructed or the improvement;

•

liens arising from assignments of money due under contracts of Dow Inc. or a restricted subsidiary with the United States or any State, or any department, agency or political subdivision of the United States or any State;

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liens in favor of any customer arising in respect of payments made by or on behalf of a customer for goods produced for or services rendered to customers in the ordinary course of business not exceeding the amount of those payments;

•	any extension, renewal or replacement of any lien referred to in any of the previous clauses; and

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statutory liens, liens for taxes or assessments or governmental charges or levies not yet due or delinquent or which can be paid without penalty or are being contested in good faith, landlord’s liens on leased property, easements and liens of a similar nature as those described above.

Limitation on Sale and Lease-Back Transactions

The Dow Inc. indenture provides that, subject to the exceptions set forth below under the section of this prospectus captioned “Exempted Indebtedness,” sale and lease-back transactions by Dow Inc. or any restricted subsidiary of any principal property are prohibited (except for temporary leases for a term, including any renewal thereof, of not more than three years and except for leases between Dow Inc. and a subsidiary or between subsidiaries) unless the net proceeds of the sale and leaseback transaction are at least equal to the fair value of the property.

Exempted Indebtedness

Dow Inc. or any restricted subsidiary may create or assume liens or enter into sale and lease-back transactions not otherwise permitted under the limitations on liens and sale and lease-back transactions described above, so long as at that time and after giving effect to the lien or sale and lease-back transaction, the sum of:

(1) the aggregate outstanding indebtedness of Dow Inc. and its restricted subsidiaries incurred after the date of the Dow Inc. indenture and secured by the proscribed liens relating to principal property; plus

(2) the aggregate discounted value of the obligations for rental payments in respect to the proscribed sale and lease-back transactions relating to principal property;

does not exceed 15 percent of consolidated net tangible assets at such time.

There are no covenants or provisions contained in the Dow Inc. indenture which protect holders of debt securities in the event of a highly leveraged transaction.

Certain Definitions

The following are the meanings of terms that are important in understanding the covenants previously described:

“Consolidated net tangible assets” means the total assets of Dow Inc. and its consolidated subsidiaries as shown on or reflected in its balance sheet, less:

•

all current liabilities, excluding current liabilities that could be classified as long-term debt under generally accepted accounting principles and current liabilities that are by their terms extendible or renewable at the obligor’s option to a time more than 12 months after the time as of which the amount of current liabilities is being computed;

•	advances to entities accounted for on the equity method of accounting; and

•	intangible assets.

“Consolidated subsidiary” means, at any date, any subsidiary or other entity the accounts of which would be consolidated with those of Dow Inc. in its consolidated financial statements if such statements were prepared as of such date.

“Intangible assets” means the aggregate value, net of any applicable reserves, as shown on or reflected in Dow Inc.’s balance sheet, of:

•	all trade names, trademarks, licenses, patents, copyrights and goodwill;

•	organizational and development costs;

•	deferred charges, other than prepaid items such as insurance, taxes, interest, commissions, rents and similar items and tangible assets being amortized; and

•	amortized debt discount and expense, less unamortized premium.

“Principal property” means any manufacturing facility having a gross book value in excess of 1% of consolidated net tangible assets that is owned by Dow Inc. or any restricted subsidiary and located within the United States, excluding its territories and possessions and Puerto Rico, other than any facility or portion of a facility which Dow Inc.’s board of directors reasonably determines is not material to the business conducted by Dow Inc. and its subsidiaries as a whole.

“Restricted subsidiary” means any subsidiary:

•	of which substantially all of the property of is located, and substantially all of the business is carried on, within the United States, excluding its territories and possessions and Puerto Rico; and

•	that owns or operates one or more principal properties;

provided, however, restricted subsidiary shall not include a subsidiary that is primarily engaged in the business of a finance or insurance company, and branches of that finance or insurance company.

“Subsidiary” means each corporation, of which more than 50% of the outstanding voting stock is owned, directly or indirectly, by Dow Inc. or by Dow Inc. and one or more of its subsidiaries.

Consolidation, Merger and Sale of Assets

Dow Inc. may not merge or consolidate or sell or convey all or substantially all of its assets unless:

•	the successor corporation is Dow Inc. or is a domestic corporation that assumes Dow Inc.’s obligations on the debt securities and under the Dow Inc. indenture; and

•	after giving effect to the transaction, Dow Inc. or the successor corporation would not be in default under the Dow Inc. indenture.

Events of Default

With respect to any series of debt securities, any one of the following events will constitute an event of default under the Dow Inc. indenture:

(1) default by Dow Inc. for 30 days in the payment of any installment of interest on the debt securities of that series;

(2) default by Dow Inc. in the payment of any principal on the debt securities of that series;

(3) default by Dow Inc. in the payment of any sinking fund installment;

(4) default by Dow Inc. in the performance, or breach by Dow Inc., of any of the covenants or warranties contained in the Dow Inc. indenture for the benefit of the debt securities of that series which is not remedied within a period of 90 days after receipt of written notice by Dow Inc. from the trustee or the holders of not less than 25% in principal amount of the debt securities of that series then outstanding;

(5) Dow Inc. commences bankruptcy or insolvency proceedings or consents to any bankruptcy relief sought against it;

(6) Dow Inc. becomes involved in involuntary bankruptcy or insolvency proceedings and an order for relief is entered against it, if that order remains unstayed and in effect for more than 60 consecutive days; or

(7) any other event of default established in accordance with a supplemental indenture or board resolution with respect to any series of debt securities.

No event of default described in clauses (1), (2), (3), (4) or (7) above with respect to a particular series of debt securities necessarily constitutes an event of default with respect to any other series of debt securities.

The Dow Inc. indenture provides that if an event of default under clauses (1), (2), (3), (4) or (7) above (but only if the event of default under clauses (4) or (7) is with respect to less than all series of debt securities then outstanding) shall have occurred and be continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the then-outstanding debt securities of the series affected by the event of default, each affected series treated as a separate class, may declare the principal of all the debt securities of each affected series, together with accrued interest, to be due and payable immediately. If an event of default under clauses (4) or (7) above (but only if the event of default under clauses (4) or (7) is with respect to all of the series of debt securities then outstanding) shall have occurred and be continuing, either the trustee or the holders of not less than 25% in the aggregate principal amount of all the debt securities then outstanding, treated as one class, may declare the principal of all the debt securities, together with accrued interest, to be due and payable immediately. If an event of default under clauses (5) or (6) above shall have occurred, the principal of all the debt securities, together with accrued interest, will become due and payable immediately without any declaration or other act by the trustee or any holder.

If prior to any judgment or decree for the payment of money due being entered or obtained, Dow Inc. delivers to the trustee an amount of money sufficient to pay all interest then due and the principal of any securities that have matured (other than through acceleration) and the trustee’s expenses and Dow Inc. has cured any defaults under the Dow Inc. indenture, then such declaration (including a declaration caused by a default in the payment of principal or interest, the payment for which has subsequently been provided) may be rescinded and annulled by the holders of a majority in principal amount of the debt securities of the series then outstanding, each such series treated as a separate class, or all debt securities treated as one class, as the case may be, as were entitled to declare such default. In addition, past defaults may be waived by the holders of a majority in principal amount of the debt securities of the series then outstanding, each series treated as a separate class, or all debt securities treated as one class, as the case may be, as were entitled to declare such default, except a default in the payment of the principal of or interest on the debt securities or in respect of a covenant or provision of the Dow Inc. indenture that cannot be modified or amended without the approval of the holder of each debt security so affected.

The Dow Inc. indenture contains a provision entitling the trustee, subject to the duty of the trustee during default to act with the required standard of care, to be indemnified by the holders of debt securities before exercising any right or power under the Dow Inc. indenture at the request of the holders of the debt securities. The Dow Inc. indenture also provides that the holders of a majority in principal amount of the outstanding debt securities of all series affected, each series treated as a separate class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of such series.

The Dow Inc. indenture requires Dow Inc. to file annually with the trustee a certificate as to the absence of any default or specifying any default that exists.

Satisfaction and Discharge of Dow Inc. Indenture

The Dow Inc. indenture with respect to any series, except for the surviving obligations, including Dow Inc.’s obligation to compensate the trustee and to pay the principal of and interest on the debt securities of that series, will be discharged and canceled upon the satisfaction of specified conditions, including:

•	payment of all the debt securities of that series; or

•

the deposit with the trustee of cash or U.S. government obligations or a combination of cash and U.S. government obligations sufficient for the payment or redemption in accordance with the Dow Inc. indenture and the terms of the debt securities of that series.

Modification and Waiver

Dow Inc. and the trustee may modify and amend the Dow Inc. indenture with the consent of the holders of more than 50% of the principal amount of the outstanding debt securities of each series which is affected. No supplemental indenture may, without the consent of the holders of all outstanding debt securities:

•	extend the final maturity of, reduce the rate or extend the time of payment of interest on, reduce the principal amount of, or reduce any amount payable on any redemption of, any debt securities; or

•	reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for any supplemental indenture.

Governing Law

The Dow Inc. indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of laws principles thereof.

Information About the Trustee

The Trustee’s corporate trust office is located at 2 North LaSalle Street, Suite 700, Chicago, Illinois 60602.

The Trustee’s affiliate corporate trust office in New York City is located at 240 Greenwich Street, New York, New York 10286.

DESCRIPTION OF DEBT SECURITIES OF THE DOW CHEMICAL COMPANY

The following description of the debt securities summarizes the material terms and provisions of the debt securities to which a prospectus supplement may relate. Each time TDCC offers debt securities, the prospectus supplement related to that offering will describe the terms of the debt securities TDCC is offering.

The debt securities offered by this prospectus will be unsecured obligations of TDCC and will be either senior or subordinated debt. The TDCC debt securities will be issued under an indenture (the “TDCC indenture”), among TDCC, Dow Inc. and the Trustee. The following summary of the debt securities and the TDCC indenture does not purport to be complete and is subject to the provisions of the TDCC indenture, including the defined terms. Whenever we refer to particular defined terms of the TDCC indenture, those defined terms are incorporated by reference in this prospectus and any applicable prospectus supplement. For additional information, you should review the TDCC indenture, which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part.

General

TDCC may issue debt securities from time to time in one or more series without limitation as to aggregate principal amount. The TDCC indenture does not limit the amount of other indebtedness or securities that TDCC may issue.

The debt securities will be unsecured obligations. The senior debt securities will rank equally with all of TDCC’s other unsecured and unsubordinated indebtedness. The subordinated debt securities will rank equally with all of TDCC’s other unsecured and subordinated indebtedness, except for any series of subordinated debt securities that is by its terms junior to such subordinated debt securities.

Dow Inc. will covenant and agree that if Dow Inc. issues a guarantee in respect of outstanding or committed indebtedness under the Revolving Credit Facility Agreement (as defined below), Dow Inc. will enter into a supplemental indenture with TDCC and the Trustee, substantially concurrently with the issuance of such guarantee, providing for the issuance of a guarantee on all debt securities outstanding under the TDCC indenture from time to time. See “Description of Guarantees of Debt Securities of The Dow Chemical Company.”

The “Revolving Credit Facility Agreement” refers to TDCC’s $5,000,000,000 Five-Year Competitive Advance and Revolving Credit Facility Agreement, dated as of October 30, 2018, among TDCC, the banks from time to time party thereto and Citibank, N.A., as administrative agent, as amended, modified, restated, renewed, refunded, replaced or refinanced from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring all of or substantially all of the indebtedness under such agreement or any such successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

The prospectus supplement will describe the following terms of the debt securities TDCC is offering:

•	the title of the debt securities or the series in which the debt securities will be included;

•	the guarantors of each series, if any, and the terms of the guarantees (including provisions relating to seniority, subordination and release of the guarantees), if any;

•

whether such debt securities will be senior debt securities or subordinated debt securities, provided that in the case of subordinated debt securities, the prospectus supplement will describe the terms of the subordinated debt securities;

•	any limit on the aggregate principal amount of the debt securities of that series;

•	the price or prices at which the debt securities will be issued;

•	if other than the principal amount, the portion of the principal amount of the debt securities payable if the maturity is accelerated;

•	the date or dates on which the principal amount of the debt securities is payable;

•

the interest rate or rates, or the formula by which the interest rate or rates will be determined, if any, the date from which any interest will accrue and the circumstances, if any, in which TDCC may defer interest payments;

•

the interest payment dates on which any interest will be payable, the regular record date for any interest payable on any debt securities that are registered securities on any interest payment date, and the extent to which, or the manner in which, any interest payable on a global security on an interest payment date will be paid if different from the manner described below under “—Global Securities”;

•	any mandatory or optional sinking fund or analogous provisions;

•

each office or agency where the principal of and any premium and interest on the debt securities will be payable and each office or agency where the debt securities may be presented for registration of transfer or exchange;

•

the date, if any, after which and the price or prices at which the debt securities may, pursuant to any optional or mandatory redemption provisions, be redeemed, in whole or in part, and the other detailed terms and provisions of any optional or mandatory redemption provisions;

•	the denominations in which TDCC may issue any debt securities which are registered securities, if other than denominations of $1,000 and any integral multiple thereof;

•	if other than U.S. dollars, the currency or currencies of payment of principal of and any premium and interest on the debt securities;

•

if the amount of any payment may be determined with reference to an index or formula based on securities, commodities, intangibles, articles or goods, or any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance, the manner in which the amount will be determined;

•	any additional covenants applicable to the debt securities; and

•	any other terms and provisions of the debt securities not inconsistent with the terms and provisions of the TDCC indenture.

The prospectus supplement also will describe any special provisions for the payment of additional amounts with respect to the debt securities.

If the purchase price of any of the debt securities is denominated in one or more foreign currencies or if the principal of, or any premium and interest on, any series of debt securities is payable in one or more foreign currencies, the restrictions, elections, general tax considerations, specific terms and other information with respect to such debt securities and such foreign currency or currency units will be set forth in the related prospectus supplement.

Some of the debt securities may be issued as original issue discount securities (bearing no interest or bearing interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their principal amount. The prospectus supplement will describe the federal income tax considerations and other special considerations which apply to any original issue discount securities.

TDCC may, without notice to or consent of the holders or beneficial owners of a series of debt securities, issue additional debt securities having the same ranking, interest rate, maturity and other terms as the debt securities initially issued. Any such debt securities could be considered part of the same series of debt securities as the debt securities initially issued.

Denominations, Registration and Transfer

The debt securities may be issued as registered securities. Debt securities may be issued in the form of one or more global securities, as described below under the section of this prospectus captioned “Global Securities.” Unless otherwise provided in the prospectus supplement, registered securities denominated in U.S. dollars will be issued only in minimum denominations of $1,000 or any integral multiple thereof. A global security will be issued in a denomination equal to the aggregate principal amount of outstanding debt securities represented by that global security. The prospectus supplement relating to debt securities denominated in a foreign or composite currency will specify the denominations in which the debt securities will be issued.

Registered securities of any series may be exchanged for other registered securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations.

Debt securities may be presented for exchange as described in the previous paragraph, and registered securities, other than a global security, may be presented for registration of transfer, with the form of transfer duly executed, at the office of the security registrar designated by TDCC or at the office of any transfer agent designated by TDCC for that purpose, without service charge and upon payment of any taxes and other governmental charges as described in the TDCC indenture. The transfer or exchange will be effected when the security registrar or the transfer agent is satisfied with the documents of title and identity of the person making the request. TDCC has initially appointed the trustee as the security registrar under the TDCC indenture. If a prospectus supplement refers to any transfer agent initially designated by TDCC with respect to any series of debt securities, TDCC may at any time cancel the designation of the transfer agent or approve a change in the location through which the transfer agent acts, except that TDCC will be required to maintain a transfer agent in each place of payment for the series.

TDCC may at any time designate additional transfer agents with respect to any series of debt securities.

In the event of any redemption in part, TDCC will not be required to:

•

issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before the date of the mailing of a notice of redemption of debt securities of that series selected to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption; or

•

register the transfer of or exchange any registered security or portion of any registered security called for redemption, except the unredeemed portion of any registered security being redeemed in part.

Payments and Paying Agents

Unless otherwise indicated in the prospectus supplement, TDCC will pay the principal of and any premium and interest on registered securities other than a global security at the office of one or more paying agents designated by TDCC. At TDCC’s option, however, TDCC may pay any interest by check mailed to the address of the payee entitled to the interest at the address which appears in the security register. Unless otherwise indicated in the prospectus supplement, payment of any installment of interest on registered securities will be made to the person in whose name the registered security is registered at the close of business on the record date for the applicable interest payment.

Unless otherwise indicated in the prospectus supplement, the principal office of the trustee in New York City will be TDCC’s sole paying agent for payments with respect to debt securities which may be issued only as registered securities. Any paying agent outside the United States and any other paying agent in the United States initially designated by TDCC for the debt securities will be named in the prospectus supplement. TDCC may at any time designate additional paying agents, or cancel the designation of any paying agent or approve a change in the office through which any paying agent acts, except that TDCC will be required to maintain a paying agent in each place of payment for the series.

All amounts paid by TDCC to a paying agent for the payment of principal of and any premium and interest on any debt security that remain unclaimed at the end of two years after the principal, premium or interest has become due and payable will be repaid to TDCC and after the repayment the holder of the debt security or any coupon related to the debt security may look only to TDCC for the payment of principal of and any premium and interest on the debt security.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities may be issued in registered form and in either temporary or permanent form. Unless and until it is exchanged for debt securities in definitive form, a temporary global security in registered form may not be transferred except as a whole by:

•	the depositary for the global security to a nominee of the depositary;

•	a nominee of the depositary for the global security to the depositary or another nominee of the depositary; or

•	the depositary for the global security or the nominee to a successor of the depositary or a nominee of the successor.

Unless otherwise indicated in the prospectus supplement, registered debt securities issued in global form will be represented by one or more global securities deposited with, or on behalf of, The Depository Trust Company, New York, New York, which we refer to as DTC, or another depositary appointed by TDCC, and registered in the name of the depositary or its nominee. The debt securities will not be issued in definitive form unless otherwise provided in the prospectus supplement.

DTC will act as securities depositary for the debt securities. The debt securities will be issued as fully registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully registered global debt security certificate will be issued for each series of debt securities, each in the aggregate principal amount of such series, and will be de posited with DTC. If, however, the aggregate principal amount of any series of debt securities exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount and one or more additional certificates will be issued with respect to any remaining principal amount of debt securities of such series.

DTC, the world’s largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments (from over 100 countries) that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). DTC has a Standard & Poor’s rating of AA+. The DTC rules applicable to its participants are on file with the SEC.

Purchases of debt securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of each actual purchaser of each debt security (“Beneficial Owner”) is in turn to be recorded on the Direct Participants’ and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct Participants or Indirect Participants through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the debt securities are to be accomplished by entries made on the books of Direct Participants and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in debt securities, except in the event that use of the book-entry system for the debt securities is discontinued.

To facilitate subsequent transfers, all debt securities deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC The deposit of debt securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the debt securities; DTC’s records reflect only the identity of the Direct Participants to whose accounts such debt securities are credited, which may or may not be the Beneficial Owners. The Direct Participants and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the debt securities of a series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in the issue to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to debt securities unless authorized by a Direct Participant in accordance with DTC’s MMI Procedures. Under its usual procedures, DTC mails an omnibus proxy to Dow Inc. as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the debt securities are credited on the record date (identified in a listing attached to the omnibus proxy).

Principal and interest payments, if any, on the debt securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts, upon DTC’s receipt of funds and corresponding detailed information from Dow Inc. or the trustee, on the applicable payable date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers registered in “street name,” and will be the responsibility of such Participant and not of DTC, the trustee or Dow Inc., subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is Dow Inc.’s responsibility or the trustee’s, disbursement of payments to Direct Participants will be the responsibility of DTC, and disbursement of payments to Beneficial Owners will be the responsibility of Direct Participants and Indirect Participants.

A Beneficial Owner must give notice to elect to have its debt securities purchased or tendered, through its Participant, to a tender agent, and shall effect delivery of debt securities by causing the Direct Participants to transfer the Participant’s interest in the debt securities, on DTC’s records, to a tender agent. The requirement for physical delivery of debt securities in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the debt securities are transferred by Direct Participants on DTC’s records and followed by a book-entry credit of tendered debt securities to the tender agent’s account.

DTC may discontinue providing its services as securities depositary with respect to the debt securities at any time by giving reasonable notice to TDCC or the trustee. Under these circumstances, in the event TDCC does not appoint a successor securities depositary, debt security certificates will be printed and delivered.

TDCC may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depositary). In that event, debt security certificates will be printed and delivered.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that TDCC believes to be reliable, but TDCC takes no responsibility for their accuracy.

Certain Covenants Applicable to Senior Debt Securities

Limitations on Liens

The TDCC indenture provides that, subject to the exceptions described below and those set forth under “Exempted Indebtedness,” TDCC may not, and may not permit any restricted subsidiary to, create or permit to exist any lien on any principal property, additions to principal property or shares of capital stock of any restricted subsidiary without equally and ratably securing the debt securities. This restriction will not apply to permitted liens, including:

•

liens on principal property existing at the time of its acquisition or to secure the payment of all or part of the purchase price or any additions thereto or to secure any indebtedness incurred at the time of, or within 120 days after, the acquisition of such principal property or any addition thereto;

•	liens existing on the date of the TDCC indenture;

•	liens on property or shares of capital stock, or arising out of any indebtedness of any corporation existing at the time the corporation becomes or is merged into TDCC or a restricted subsidiary;

•	liens which exclusively secure debt owing to TDCC or a subsidiary by a restricted subsidiary;

•	liens of carriers, warehousemen, mechanics and materialmen incurred in the ordinary course of business for sums not yet due or being contested in good faith;

•

liens arising by reason of any judgment, decree or order of any court, so long as any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or so long as the period within which such proceedings may be initiated shall not have expired; or pledges or deposits to secure payment of workmen’s compensation or other insurance, good faith deposits in connection with tenders, contracts (other than contracts for the payment of money) or leases, deposits to secure public or statutory obligations, deposits to secure public or statutory obligations, deposits to secure or in lieu of surety or appeal bonds, or deposits as security for the payment of taxes;

•

liens in connection with the issuance of tax-exempt industrial development or pollution control bonds or other similar bonds issued pursuant to Section 103(b) of the Internal Revenue Code to finance all or any part of the purchase price of or the cost of construction, equipping or improving property; provided that those liens are limited to the property acquired or constructed or the improvement and to substantially unimproved real property on which the construction or improvement is located; provided further, that TDCC and its restricted subsidiaries may further secure all or any part of such purchase price or the cost of construction of any improvements and personal property by an interest on additional property of TDCC and restricted subsidiaries only to the extent necessary for the construction, maintenance and operation of, and access to, the property so acquired or constructed or the improvement;

•

liens arising from assignments of money due under contracts of TDCC or a restricted subsidiary with the United States or any State, or any department, agency or political subdivision of the United States or any State;

•

liens in favor of any customer arising in respect of payments made by or on behalf of a customer for goods produced for or services rendered to customers in the ordinary course of business not exceeding the amount of those payments;

•	any extension, renewal or replacement of any lien referred to in any of the previous clauses; and

•

statutory liens, liens for taxes or assessments or governmental charges or levies not yet due or delinquent or which can be paid without penalty or are being contested in good faith, landlord’s liens on leased property, easements and liens of a similar nature as those described above.

Limitation on Sale and Lease-Back Transactions

The TDCC indenture provides that, subject to the exceptions set forth below under the section of this prospectus captioned “Exempted Indebtedness,” sale and lease-back transactions by TDCC or any restricted subsidiary of any principal property are prohibited (except for temporary leases for a term, including any renewal thereof, of not more than three years and except for leases between TDCC and a subsidiary or between subsidiaries) unless the net proceeds of the sale and leaseback transaction are at least equal to the fair value of the property.

Exempted Indebtedness

TDCC or any restricted subsidiary may create or assume liens or enter into sale and lease-back transactions not otherwise permitted under the limitations on liens and sale and lease-back transactions described above, so long as at that time and after giving effect to the lien or sale and lease-back transaction, the sum of:

(1)	the aggregate outstanding indebtedness of TDCC and its restricted subsidiaries incurred after the date of the TDCC indenture and secured by the proscribed liens relating to principal property; plus

(2)	the aggregate discounted value of the obligations for rental payments in respect to the proscribed sale and lease-back transactions relating to principal property;

does not exceed 15 percent of consolidated net tangible assets at such time.

There are no covenants or provisions contained in the TDCC indenture which protect holders of debt securities in the event of a highly leveraged transaction.

Certain Definitions

The following are the meanings of terms that are important in understanding the covenants previously described:

“Consolidated net tangible assets” means the total assets of TDCC and its consolidated subsidiaries as shown on or reflected in its balance sheet, less:

•

all current liabilities, excluding current liabilities that could be classified as long-term debt under generally accepted accounting principles and current liabilities that are by their terms extendible or renewable at the obligor’s option to a time more than 12 months after the time as of which the amount of current liabilities is being computed;

•	advances to entities accounted for on the equity method of accounting; and

•	intangible assets.

“Consolidated subsidiary” means, at any date, any subsidiary or other entity the accounts of which would be consolidated with those of TDCC in its consolidated financial statements if such statements were prepared as of such date.

“Intangible assets” means the aggregate value, net of any applicable reserves, as shown on or reflected in TDCC’s balance sheet, of:

•	all trade names, trademarks, licenses, patents, copyrights and goodwill;

•	organizational and development costs;

•	deferred charges, other than prepaid items such as insurance, taxes, interest, commissions, rents and similar items and tangible assets being amortized; and

•	amortized debt discount and expense, less unamortized premium.

“Principal property” means any manufacturing facility having a gross book value in excess of 1% of consolidated net tangible assets that is owned by TDCC or any restricted subsidiary and located within the United States, excluding its territories and possessions and Puerto Rico, other than any facility or portion of a facility which TDCC’s board of directors reasonably determines is not material to the business conducted by TDCC and its subsidiaries as a whole.

“Restricted subsidiary” means any subsidiary:

•	of which substantially all of the property of is located, and substantially all of the business is carried on, within the United States, excluding its territories and possessions and Puerto Rico; and

•	that owns or operates one or more principal properties;

provided, however, restricted subsidiary shall not include a subsidiary that is primarily engaged in the business of a finance or insurance company, and branches of that finance or insurance company.

“Subsidiary” means each corporation of which more than 50% of the outstanding voting stock is owned, directly or indirectly, by TDCC or by TDCC and one or more of its subsidiaries.

Consolidation, Merger and Sale of Assets

TDCC may not merge or consolidate or sell or convey all or substantially all of its assets unless:

•	the successor corporation is TDCC or is a domestic corporation that assumes TDCC’s obligations on the debt securities and under the TDCC indenture; and

•	after giving effect to the transaction, TDCC or the successor corporation would not be in default under the TDCC indenture.

Events of Default

With respect to any series of debt securities, any one of the following events will constitute an event of default under the TDCC indenture:

(1) default by TDCC for 30 days in the payment of any installment of interest on the debt securities of that series;

(2) default by TDCC in the payment of any principal on the debt securities of that series;

(3) default by TDCC in the payment of any sinking fund installment;

(4) default by TDCC in the performance, or breach by TDCC, of any of the covenants or warranties contained in the TDCC indenture for the benefit of the debt securities of that series which is not remedied within a period of 90 days after receipt of written notice by TDCC from the trustee or the holders of not less than 25% in principal amount of the debt securities of that series then outstanding;

(5) TDCC commences bankruptcy or insolvency proceedings or consents to any bankruptcy relief sought against it;

(6) TDCC becomes involved in involuntary bankruptcy or insolvency proceedings and an order for relief is entered against it, if that order remains unstayed and in effect for more than 60 consecutive days;

(7) default by Dow Inc. in the performance, or breach by Dow Inc., of its covenant to issue a guarantee as required by the TDCC indenture; or

(8) any other event of default established in accordance with a supplemental indenture or board resolution with respect to any series of debt securities.

No event of default described in clauses (1), (2), (3), (4) or (8) above with respect to a particular series of debt securities necessarily constitutes an event of default with respect to any other series of debt securities.

The TDCC indenture provides that if an event of default under clauses (1), (2), (3), (4), (7) or (8) above (but only if the event of default under clauses (4) or (8) is with respect to less than all series of debt securities then outstanding) shall have occurred and be continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the then-outstanding debt securities of the series affected by the event of default, each affected series treated as a separate class, may declare the principal of all the debt securities of each affected series, together with accrued interest, to be due and payable immediately. If an event of default under clauses (4) or (8) above (but only if the event of default under clauses (4) or (8) is with respect to all of the series of debt securities then outstanding) shall have occurred and be continuing, either the trustee or the holders of not less than 25% in the aggregate principal amount of all the debt securities then outstanding, treated as one class, may declare the principal of all the debt securities, together with accrued interest, to be due and payable immediately. If an event of default under clauses (5) or (6) above shall have occurred, the principal of all the debt securities, together with accrued interest, will become due and payable immediately without any declaration or other act by the trustee or any holder.

If prior to any judgment or decree for the payment of money due being entered or obtained, TDCC delivers to the trustee an amount of money sufficient to pay all interest then due and the principal of any securities that have matured (other than through acceleration) and the trustee’s expenses and TDCC has cured any defaults under the TDCC indenture, then such declaration (including a declaration caused by a default in the payment of principal or interest, the payment for which has subsequently been provided) may be rescinded and annulled by the holders of a majority in principal amount of the debt securities of the series then outstanding, each such series treated as a separate class, or all debt securities treated as one class, as the case may be, as were entitled to declare such default. In addition, past defaults may be waived by the holders of a majority in principal amount of the debt securities of the series then outstanding, each series treated as a separate class, or all debt securities treated as one class, as the case may be, as were entitled to declare such default, except a default in the payment of the principal of or interest on the debt securities or in respect of a covenant or provision of the TDCC indenture that cannot be modified or amended without the approval of the holder of each debt security so affected.

The TDCC indenture contains a provision entitling the trustee, subject to the duty of the trustee during default to act with the required standard of care, to be indemnified by the holders of debt securities before exercising any right or power under the TDCC indenture at the request of the holders of the debt securities. The TDCC indenture also provides that the holders of a majority in principal amount of the outstanding debt securities of all series affected, each series treated as a separate class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of such series.

The TDCC indenture requires TDCC to file annually with the trustee a certificate as to the absence of any default or specifying any default that exists.

Satisfaction and Discharge of the TDCC Indenture

The TDCC indenture with respect to any series, except for the surviving obligations, including TDCC’s obligation to compensate the trustee and to pay the principal of and interest on the debt securities of that series, will be discharged and canceled upon the satisfaction of specified conditions, including:

•	payment of all the debt securities of that series; or

•

the deposit with the trustee of cash or U.S. government obligations or a combination of cash and U.S. government obligations sufficient for the payment or redemption in accordance with the TDCC indenture and the terms of the debt securities of that series.

Modification and Waiver

TDCC and the trustee may modify and amend the TDCC indenture with the consent of the holders of more than 50% of the principal amount of the outstanding debt securities of each series which is affected. No supplemental indenture may, without the consent of the holders of all outstanding debt securities:

•	extend the final maturity of, reduce the rate or extend the time of payment of interest on, reduce the principal amount of, or reduce any amount payable on any redemption of, any debt securities; or

•	reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for any supplemental indenture.

Governing Law

The TDCC indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of laws principles thereof.

Information About the Trustee

The Trustee’s corporate trust office is located at 2 North LaSalle Street, Suite 700, Chicago, Illinois 60602. The Trustee’s affiliate corporate trust office in New York City is located at 240 Greenwich Street, New York, New York 10286.

DESCRIPTION OF GUARANTEES OF DEBT SECURITIES OF DOW INC.

Dow Inc. is a holding company that conducts substantially all of its operations through its subsidiaries and none of its subsidiaries is obligated to make funds available to Dow Inc. for payment on the debt securities of Dow Inc.

TDCC may guarantee (either fully and unconditionally or in a limited manner) the due and punctual payment of the principal of, premium, if any, and interest on one or more series of debt securities issued by Dow Inc. whether at maturity, by acceleration, redemption or repayment or otherwise, in accordance with the terms of the applicable guarantee and the applicable indenture. The specific terms of any such guarantee will be set forth in the prospectus supplement with respect to the offering of the guaranteed securities.

DESCRIPTION OF GUARANTEES OF DEBT SECURITIES OF THE DOW CHEMICAL COMPANY

Dow Inc. may guarantee (either fully and unconditionally or in a limited manner) the due and punctual payment of the principal of, premium, if any, and interest on one or more series of debt securities issued by TDCC whether at maturity, by acceleration, redemption or repayment or otherwise, in accordance with the terms of the applicable guarantee and the applicable indenture. The specific terms of any such guarantee will be set forth in the prospectus supplement with respect to the offering of the guaranteed securities.

With respect to debt securities of TDCC, Dow Inc. will covenant and agree that if Dow Inc. issues a guarantee in respect of outstanding or committed indebtedness under the Revolving Credit Facility Agreement, Dow Inc. will enter into a supplemental indenture with the TDCC and the Trustee, substantially concurrently with the issuance of such guarantee, providing for the issuance of a guarantee on all debt securities outstanding under the TDCC indenture from time to time. See “Description of Debt Securities of The Dow Chemical Company.”

TDCC is a direct wholly-owned subsidiary of Dow Inc. and none of Dow Inc.’s subsidiaries is obligated to make funds available to TDCC for payment on the debt securities of TDCC.

DESCRIPTION OF WARRANTS OF DOW INC.

Dow Inc. may issue warrants, including warrants to purchase debt securities, as well as other types of warrants to purchase securities. Such warrants may be issued independently or together with any such securities and may be attached or separate from such securities. The warrants are to be issued under warrant agreements to be entered into between Dow Inc. and a bank or trust company, as warrant agent. You should read the particular terms of the warrants, which will be described in more detail in the applicable prospectus supplement. The applicable prospectus supplement will also state whether any of the general provisions summarized below do not apply to the warrants being offered. The description in an accompanying prospectus supplement of any warrants Dow Inc. offers will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC if Dow Inc. offers warrants.

Debt Warrants

The applicable prospectus supplement will describe the terms of debt warrants offered thereby, the warrant agreement relating to the debt warrants and the certificates representing the debt warrants, including the following:

•	the title of the debt warrants;

•	the aggregate number of debt warrants;

•	the price or prices at which the debt warrants will be issued;

•	the currency or currencies, including composite currencies or currency units, in which the price of the debt warrants may be payable;

•

the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants, and the procedures and conditions relating to the exercise of the debt warrants;

•	the designation and terms of any related debt securities with which the debt warrants are issued, and the number of the debt warrants issued with each debt security;

•

the currency or currencies, including composite currencies or currency units, in which any principal, premium, if any, or interest on the debt securities purchasable upon exercise of the debt warrants will be payable;

•	the date, if any, on and after which the debt warrants and the related debt securities will be separately transferable;

•

the principal amount of debt securities purchasable upon exercise of each debt warrant, and the price at which and the currency or currencies, including composite currencies or currency units, in which the principal amount of debt securities may be purchased upon exercise;

•	the date on which the right to exercise the debt warrants will commence, and the date on which the right will expire;

•	the maximum or minimum number of the debt warrants which may be exercised at any time;

•	a discussion of any material United States federal income tax considerations; and

•	any other terms of the debt warrants and terms, procedures and limitations relating to the exercise of the debt warrants.

Certificates representing debt warrants will be exchangeable for new certificates representing debt warrants of different denominations, and debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Before the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities issuable upon exercise and will not be entitled to payment of principal of or any premium or interest on the debt securities issuable upon exercise.

Other Warrants

The applicable prospectus supplement will describe the following terms of any other warrants that Dow Inc. may issue:

•	the title of the warrants;

•	the securities (which may include common stock, preferred stock or depositary shares) for which the warrants are exercisable;

•	the price or prices at which the warrants will be issued;

•	the currency or currencies, including composite currencies or currency units, in which the price of the warrants may be payable;

•

if applicable, the designation and terms of the common stock, preferred stock or depositary shares with which the warrants are issued, and the number of the warrants issued with each share of common stock or preferred stock or each depositary share;

•	if applicable, the date on and after which the warrants and the related common stock, preferred stock or depositary shares will be separately transferable;

•	if applicable, a discussion of any material United States federal income tax considerations; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

Each warrant will entitle the holder to purchase for cash the principal amount of debt securities or the number of shares of common stock or preferred stock or depositary shares at the exercise price as will in each case be described in, or can be determined from, the applicable prospectus supplement relating to the offered warrants. Warrants may be exercised at any time up to the close of business on the expiration date described in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Warrants may be exercised as described in the applicable prospectus supplement. Upon receipt of payment and the certificate representing the warrant properly completed and duly executed at the corporate trust office of the warrant agent or any other offices indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the securities issuable upon exercise. If less than all of the warrants represented by the certificate are exercised, a new certificate will be issued for the remaining warrants.

DESCRIPTION OF DEBT WARRANTS OF THE DOW CHEMICAL COMPANY

TDCC may issue warrants to purchase debt securities. Debt warrants may be issued independently or together with any securities and may be attached to or separate from the securities. The debt warrants are to be issued under warrant agreements to be entered into between TDCC and a bank or trust company, as warrant agent. You should read the particular terms of the debt warrants, which will be described in more detail in the applicable prospectus supplement. The applicable prospectus supplement will also state whether any of the general provisions summarized below do not apply to the debt warrants being offered. The description in an accompanying prospectus supplement of any warrants TDCC offers will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC if TDCC offers warrants.

The applicable prospectus supplement will describe the terms of debt warrants offered thereby, the warrant agreement relating to the debt warrants and the certificates representing the debt warrants, including the following:

•	the title of the debt warrants;

•	the aggregate number of debt warrants;

•	the price or prices at which the debt warrants will be issued;

•	the currency or currencies, including composite currencies or currency units, in which the price of the debt warrants may be payable;

•

the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants, and the procedures and conditions relating to the exercise of the debt warrants;

•	the designation and terms of any related debt securities with which the debt warrants are issued, and the number of the debt warrants issued with each debt security;

•

the currency or currencies, including composite currencies or currency units, in which any principal, premium, if any, or interest on the debt securities purchasable upon exercise of the debt warrants will be payable;

•	the date, if any, on and after which the debt warrants and the related debt securities will be separately transferable;

•

the principal amount of debt securities purchasable upon exercise of each debt warrant, and the price at which and the currency or currencies, including composite currencies or currency units, in which the principal amount of debt securities may be purchased upon exercise;

•	the date on which the right to exercise the debt warrants will commence, and the date on which the right will expire;

•	the maximum or minimum number of the debt warrants which may be exercised at any time;

•	a discussion of any material United States federal income tax considerations; and

•	any other terms of the debt warrants and terms, procedures and limitations relating to the exercise of the debt warrants.

Certificates representing debt warrants will be exchangeable for new certificates representing debt warrants of different denominations, and debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Before the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities issuable upon exercise and will not be entitled to payment of principal of or any premium or interest on the debt securities issuable upon exercise.

Exercise of Debt Warrants

Each debt warrant will entitle the holder to purchase for cash the principal amount of debt securities at the exercise price as will in each case be described in, or can be determined from, the applicable prospectus supplement relating to the offered warrants. Debt warrants may be exercised at any time up to the close of business on the expiration date described in the applicable prospectus supplement. After the close of business on the expiration date, unexercised debt warrants will become void.

Debt warrants may be exercised as described in the applicable prospectus supplement. Upon receipt of payment and the certificate representing the debt warrant properly completed and duly executed at the corporate trust office of the warrant agent or any other offices indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the securities issuable upon exercise. If less than all of the debt warrants represented by the certificate are exercised, a new certificate will be issued for the remaining debt warrants.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS OF DOW INC.

Dow Inc. may issue stock purchase contracts that obligate you to purchase from Dow Inc., and obligate Dow Inc. to sell to you, a specified or varying number of shares of common stock or preferred stock at a future date or dates. Alternatively, the stock purchase contracts may obligate Dow Inc. to purchase from you, and obligate you to sell to Dow Inc., a specified or varying number of shares of common stock or preferred stock at a future date or dates. The price per share of common stock or preferred stock may be fixed at the time the stock purchase contracts are entered into or may be determined by reference to a specific formula set forth in the stock purchase contracts. Any stock purchase contract may include anti-dilution provisions to adjust the number of shares to be delivered pursuant to the stock purchase contract upon the occurrence of specified events. The description in an accompanying prospectus supplement of any stock purchase contract or stock purchase unit Dow Inc. offers will not necessarily be complete and will be qualified in its entirety by reference to the applicable stock purchase contract or stock purchase unit, which will be filed with the SEC if Dow Inc. offers stock purchase contracts or stock purchase units.

The stock purchase contracts may be entered into separately or as a part of stock purchase units consisting of a stock purchase contract and, as security for your obligations to purchase or sell the shares of common stock or preferred stock, as the case may be, under the stock purchase contracts, either:

•	common stock;

•	preferred stock;

•	Dow Inc. debt securities; or

•	debt obligations of third parties, including U.S. Treasury securities.

The stock purchase contracts may require Dow Inc. to make periodic payments to you or vice versa, and these payments may be unsecured or prefunded and may be paid on a current or deferred basis. The stock purchase contracts may require you to secure your obligations in a specified manner, and, in some circumstances, Dow Inc. may deliver newly issued prepaid stock purchase contracts upon release to you of any collateral securing your obligations under the original stock purchase contract.

The applicable prospectus supplement will describe the specific terms of any stock purchase contracts or stock purchase units and, if applicable, prepaid stock purchase contracts. However, that description will not purport to be complete and will be qualified in its entirety by reference to:

•	the stock purchase contracts;

•	the collateral arrangements and depositary arrangements, if applicable, relating to the stock purchase contracts or stock purchase units; and

•	if applicable, the prepaid stock purchase contracts and the document pursuant to which the prepaid stock purchase contracts will be issued.

PLAN OF DISTRIBUTION

The Registrants may sell the securities:

•	directly to purchasers, or

•	through agents, underwriters or dealers, or

•	through a combination of any of these methods of sale.

The Registrants may distribute the securities from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

The Registrants may determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. The Registrants will describe how any auction will determine the price or any other terms, how potential investors may participate in the auction and the nature of the underwriters’ obligations in the related supplement to this prospectus.

The Registrants may designate agents to solicit offers to purchase the securities from time to time. These agents may be deemed to be underwriters, as defined in the Securities Act, involved in the offer or sale of the securities. The prospectus supplement will name the agents and any commissions the Registrants pay them. Agents may be entitled to indemnification by the Registrants against certain liabilities, including liabilities under the Securities Act, under agreements between the Registrants and the agents, and the agents or their affiliates may extend credit to or engage in transactions with or perform services for the Registrants in the ordinary course of business. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a reasonable efforts basis for the period of its appointment.

If the Registrants use any underwriters in the sale of any of the securities, the Registrants will enter into an underwriting agreement with them at the time of sale and the names of the underwriters and the terms of the transaction will be set forth in the prospectus supplement that the underwriters use to make resales of the securities. The underwriters may be entitled under the relevant underwriting agreement to indemnification by the Registrants against certain liabilities, including liabilities under the Securities Act, and the underwriters or their affiliates may extend credit to or engage in transactions with or perform services for the Registrants in the ordinary course of business.

If the Registrants use dealers in the sale of the securities, the Registrants will sell the securities to those dealers, as principal. The dealers may then resell the securities to the public at varying prices to be determined by them at the time of resale. Dealers may be entitled to indemnification by the Registrants against certain liabilities, including liabilities under the Securities Act, and the dealers or their affiliates may extend credit to or engage in transactions with or perform services for the Registrants in the ordinary course of business.

Shares of Dow Inc. common stock are principally traded on the New York Stock Exchange. Each series of securities will be a new issue and, other than Dow Inc.’s common stock, will have no established trading market. The Registrants may elect to list any series of securities on an exchange, and in the case of Dow Inc.’s common stock, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement, the Registrants will not be obligated to do so. The Registrants can give no assurance as to the liquidity of the trading market for any of the offered securities.

LEGAL MATTERS

In connection with particular offerings of the securities in the future, the validity of the issuance of the securities offered hereby has been passed on by Shearman & Sterling LLP, New York, New York. Certain other legal matters will be passed upon for us by Shearman & Sterling LLP, New York, New York. Unless otherwise indicated in the applicable prospectus supplement, Mayer Brown LLP, Chicago, Illinois, will act as legal counsel to the underwriters, agents or dealers. Mayer Brown LLP has from time to time acted as counsel for Dow and its subsidiaries and may do so in the future.

EXPERTS

The consolidated financial statements of The Dow Chemical Company and subsidiaries (“TDCC”) as of December 31, 2018 and 2017, and for each of the three years in the period ended December 31, 2018, incorporated in this prospectus by reference to the Current Report on Form 8-K dated July 25, 2019, filed jointly by Dow Inc. and TDCC, and the effectiveness of TDCC’s and its subsidiaries’ internal control over financial reporting as of December 31, 2018, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports which are incorporated herein by reference. Such reports (1) dated February 11, 2019 (July 25, 2019 as to the effects of discontinued operations and common control transactions discussed in Note 4 and the change in reportable segments as discussed in Note 27), express an unqualified opinion on the consolidated financial statements and includes an explanatory paragraph regarding a change in accounting policy from expensing asbestos-related defense and processing costs as incurred to the accrual of asbestos-related defense and processing costs when probable of occurring and estimable, and a change in the method of accounting for revenue due to the adoption of Accounting Standards Codification Topic 606, Revenue From Contracts with Customers, and an emphasis of matter paragraph regarding the retrospective adjustments), and appears in the Current Report on Form 8-K dated July 25, 2019, filed jointly by Dow Inc. and The Dow Chemical Company; and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting and appears in the Annual Report on Form 10-K of The Dow Chemical Company for the year ended December 31, 2018.

The consolidated financial statements of Dow Inc. and subsidiaries as of December 31, 2018 and 2017, and for each of the three years in the period ended December 31, 2018, incorporated in this prospectus by reference to the Current Report on Form 8-K dated July 25, 2019, filed jointly by Dow Inc. and TDCC, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report which is incorporated herein by reference (which report expresses an unqualified opinion on the consolidated financial statements and includes an explanatory paragraph regarding a change in accounting policy from expensing asbestos-related defense and processing costs as incurred to the accrual of asbestos-related defense and processing costs when probable of occurring and estimable and a change in the method of accounting for revenue due to the adoption of Accounting Standards Codification Topic 606, Revenue From Contracts with Customers).

Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

€2,250,000,000

The Dow Chemical Company

€1,000,000,000  0.500% Notes due 2027

€750,000,000     1.125% Notes due 2032

€500,000,000     1.875% Notes due 2040

Prospectus Supplement

Joint Book-Running Managers

Barclays

BofA Securities

Deutsche Bank

Citigroup

HSBC

Mizuho Securities

SMBC Nikko

Senior Co-Managers

BBVA

BNP PARIBAS

ING

J.P. Morgan

Wells Fargo Securities

Crédit Agricole CIB

MUFG

Santander

Standard Chartered Bank

February 18, 2020